Exhibit 10.72

 AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION
STANDARD INDUSTRIAL/COMMERCIAL SINGLE-TENANT LEASE - NET

(DO NOT USE THIS FORM FOR MULTI-TENANT BUILDINGS)

1.     Basic Provisions (“Basic Provisions”).

1.1      Parties: This lease (“Lease”). dated for reference purposes only. December 3. 2015. Is made by and between SFC Leasing, LP. a California limited partnership (“Lessor”) and Serenity Wellness Growers. LLC. a Nevada limited liability company (“Lessee”). (collectively the “Parties” or individually a “Party”).

1.2      Premises: That certain read property. Including all Improvements therein or to be provided by Lessor under the terms of this Lease, and commonly known as 203 E. Mayflower Avenue. North Los Vegas. Nevada 89030 located in the County of Clerk and generally described as (describe briefly the nature of the property and. if applicable, the “Project”, if the property is located within a Project) an approximate 22.000 square foot Industrial building situated on an +/- 1,40 acre parcel, further described as Clark County Assessor’s Parcel Number 139-15-615- 026 (see Exhibit ‘A” & “B”l (“Premises”). (See also Paragraph 2)

1.3     Term: Five (5) years and two (2) months (“Original Term”) commencing January 11. 2016 (“Commencement Date*”) and ending February 26. 2021 (“Expiration Date”). (See also Paragraph 3)

1.4     Early Possession: N/A, (“Early Possession Date”). (See also Paragraphs 32 and 3.3)

1.5     Base Rent Twenty-two Thousand Dollars & 00/100’s ($22,000.00) per month (“Base Rent”), payable on the first (1”) day of each month. (See also Paragraph 4)

☒ If this box is chocked, there are provisions in this Lease for the Base Rent to be adjusted.

1.6     Base Rent Paid Upon Execution: $0 (See Addendum One).

1.7     Security Deposit Paid Upon Execution: See Addendum One (“Security Deposit”). (See also Paragraph 5)

1.8     Agreed Use: Cultivation, Processing, and any other legal uses. rotated to medical marijuana including but not limited to general office/administrative, storage, sates, and distribution. (See also Paragraph 6)

1.9     Insuring Party: Lessor is the “Insuring Party” unless otherwise stated herein. (See also Paragraph 8)

1.10     Real Estate Brokers: (See also Paragraph 15)

(a)     Representation: The following real estate brokers (collectively, the “Brokers”) and brokerage relationships exist in this transaction (check applicable boxes):

☒ Greg Panctrov & Mike De Lew of Colliers International represents Lessor exclusively (“Lessor’s Broker”):

☐ _____________________________________________represents Lessee exclusively (“Leasee’s Broker”): or

☐ N/A _________________________________________represents both Lessor and Lessee (“Dual Agency”).

(b)      Payment to Brokers: Upon execution and delivery of this Lease by both Parties, Lessor shall pay to the Broker the fee agreed to in their separate written agreement which shall be split equally between Lessor’s Broker & Lessee’s Broker).

1.11     Guarantor. The obligations of the Lessee under this Lease are to be guaranteed by N/A (“Guarantor”). (See also Paragraph 37 and Exhibit “D”)

1.12     Attachments. Attached hereto are the following, all of which constitute a part of this Lease:

☒ Addendum One consisting of Paragraphs 50 through 75:

☒ Exhibit “A” - Parcel Map;

☒ Exhibit “B” - First Floor Building Plan;

☒ Option to Purchase Lease Rider;

2.     Premises.

2.1     Letting. Lessor hereby leases to Lessee, and Lessee hereby teases from Lessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease. Unless otherwise provided herein, any statement of size set forth in this Lease, or that may have been used in calculating rental, is an approximation which the Parties agree is reasonable and the rental based thereon is not subject to revision whether or not the actual size 13 more or less.

2.2     Compliance. Lessor warrants that the improvements on the Premises comply with all applicable laws, covenants or restrictions of record, building codes, regulations and ordinances (“Applicable Requirements”) in effect when the improvements were constructed. Said warranty does not apply to the use to which Lessee will put the Premises or lo any Alterations or Utility Installations (as defined in Paragraph 7.3(a)) made or to be made by Lessee. NOTE: Lessee is responsible for determining whether or not the zoning is appropriate for Lessee’s Intended use. and acknowledges that past uses of the Premises may no longer be allowed. If the Premises do not comply with said warranty, Lessor shall, except as otherwise provided, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify the same al Lessor’s expense. II Lessee does not give Lessor written notice of a non-compliance with this warranty within thirty (30) days following the Start Date, correction of that non-compliance shall be the obligation of Lessee at Lessee’s sole cost and expense. If the Applicable Requirements have changed since the improvements were constructed. Lessee shall incur the cost of such.

2.3     Acknowledgements. Lessee acknowledges that; (a) it has been advised by Lessor and/or Brokers to satisfy Itself with respect to the condition of the Premises (including but not limited to the electrical. HVAC and fire sprinkler systems, security, environmental aspects, and compliance with Applicable Requirements), and their suitability for Lessee’s Intended use; (b) Lessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefore as the same relate to its occupancy of the Premises; and (c) neither Lessor. Lessor’s agents, nor any Broker has made any oral or written representations or warranties with respect to said matters other than as set forth In this Lease. In addition. Lessor acknowledges that (a) Broker has made no representations, promises or warranties concerning Lessee’s ability to honor the Lease or suitability to occupy the Premises: and (b) it Is Lessor’s sole responsibility to investigate the financial capability and/or suitability of an proposed tenants.

~~2.4     Lessee as Prior Owner/Occupant. The warranties made by Lessor in Paragraph 2 shall be of no force or effect if immediately prior to the Start Date Lessee was the owner or occupant of the Premises, in such event, Lessee shall be responsible for any necessary corrective work.~~

3.     Term.

3.1     Term. The Commencement Date. Expiration Date and Original Term of this Lease are as specified in Paragraph 1.3.

3.2     Early Possession. If Lessee totally or partially occupies the Premises prior to the Commencement Date, the obligation to pay Base Rent shall be abated for the period of such early possession. All other terms of this Lease (including, but not limited to, the obligations to pay Real Property Taxes and insurance premiums, and any and all other expenses, as well as to maintain the Promises) shall, however, be in effect during such period. Any such early possession shall not affect the Expiration Date.

3.3     Delay In Possession. Lessor agrees to use Kb best commercially reasonable efforts to deliver possession of the Premises to Lessee by the Commencement Date. If, despite said efforts. Lessor is unable to deliver possession as agreed. Lessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease. Lessee shall not, however, be obligated to pay Rent or perform its other obligations until It receives possession of the Premises. If possession is not delivered within sixty (60) days after the Commencement Date, Lessee may, at its option, by notice in writing within ten (10) days after the end of such sixty (60) day period, cancel this Lease, in which event the Parties shall be discharged from all obligations hereunder. If such written notice is not received by Lessor within said ten (10) day period. Lessee’s right to cancel shall terminate. Except as otherwise provided, if possession is not tendered to Lessee by the Start Date and Lessee does not terminate this Lease, as aforesaid, arty period of rent abatement that Lessee would otherwise have enjoyed shall run from the date of delivery of possession and continue for a period equal to what Lessee would otherwise have enjoyed under the terms hereof, but minus any days of delay caused by the acts or omissions of Lessee. If possession of the Premises is not delivered within four (4) months after the Commencement Date, this Lease shall terminate unless other agreements are reached between Lessor and Lessee, in writing.

3.4     Lessee Compliance. Lessor shall not be required to tender possession of the Premises lo Lessee until Lessee complies with its obligations herein including but not limited to providing evidence of insurance (Paragraph 8.5). Pending delivery of such evidence, Lessee shall be required to perform ail of its obligations under this Lease from and alter the Start Date. Including the payment of Rent, notwithstanding Lessor’s election

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to withhold possession pending receipt of such evidence of Insurance. Further. If Lessee is required to perform any other conditions prior to or concurrent with the Start Date, the Stare Data shall occur but Lessor may elect to withhold possession until such conditions are satisfied.

4.     Rent.

4.1.     Rent Defined. All monetary obligations of Lessee to Lessor under the terms of this Lease (except for the Security Deposit) are deemed to be rent (“Rent”).

4.2     Payment Lessee than cause payment of Rent to be received by Lessor in lawful money of the United Stales, without offset or deduction (except as specifically permitted in this Lease), an or before the day on which it is due. Rent for any period during the term hereof which is for less than one (1) full calendar month shall be prorated based upon (he actual number of days of said month. Payment of Rent shall be made to Lessor at its address stated heroin or to such other persons or place as Lessor may from time to time designate in writing. Acceptance of a payment which is less than the amount then due shall not be a waiver of Lessor’s rights to the balance of such Rent regardless of Lessor’s endorsement of any check so stating.

5.     Security Deposit. Lessee shall deposit with Lessor upon execution hereof the Security Deposit as security for Lessee’s faithful performance of its obligations under this. Lease. If Lessee falls to pay Rent or otherwise Defaults under this Lease, Lessor may use, apply or retain all or any portion of said Security Deposit for the payment of any amount due Lessor or to reimburse or compensate Lessor for any liability, expense, loss or damage which Lessor may suffer or incur by reason thereof. If Lessor uses or applies all or any portion of said Security Deposit, Lessee Shad within ten (10) days after written request therefor deposit monies with Lessor sufficient to restore said Security Deposit to the full amount required by this Lease. If the Base Rent Increases during the term of this Lease, Lessee shall, upon written request from Lessor, deposit additional monies with Lessor so that the total amount of the Security Deposit shall at all times bear the same proportion lo the Increased Base Rent as the initial Security Deposit bore to the Initial Base Rent. Should the Agreed Use be amended to accommodate a material change In the business of Lessee or to accommodate a sublease or assignee, Lessor shall have the right to Increase the Security Deposit to the extent necessary, in Lessor’s reasonable judgment, to account for any increased wear and tear that the Premises may suffer as a result thereof. If a change in control of Lessee occurs during this Lease and following such change the financial condition of Lessee is, in Lessor’s reasonable judgment, significantly reduced. Lessee shall deposit such additional monies with Lessor as shall be sufficient to cause the Security Deposit to be at a commercially reasonable level based on said change in financial condition. Lessor shall not be required to Keep the Security Deposit separate from its general accounts. Within fourteen (14) days after the expiration or termination of this Lease, if Lessor elects to apply the Security Deposit only to unpaid Rent, and otherwise within thirty (30) days after the Premises have been vacated pursuant to Paragraph 7.4(c) below, Lessor shall return that portion of the Security Deposit not used or applied by Lessor. No part of the Security Deposit shall be considered to be held in trust, to bear interest or to be prepayment for any monies lo be paid by Lessee under this Lease.

6.     Use.

6.1     Use. Lessee shall use and occupy the Premises only for the Agreed Use. or any other legal use which is reasonably comparable thereto, and for no other purpose. Lessee shall not use or permit the use of the Premises in a manner that is unlawful, creates damage, waste or a nuisance, or that disturbs owners and/or occupants of, or causes damage to neighboring properties. Lessor 3hall not unreasonably withhold or delay its consent to any written request for a modification of the Agreed Use. so long as the same will not Impair the structural integrity of the Improvements on the Premises or the mechanical or electrical systems therein. Is not significantly more burdensome to the Premises. If Lessor elects to withhold consent. Lessor shall within five (5) business days after such request give written notification of same, which notice shall include an explanation of Lessor’s objections to the change in use.

6.2     Hazardous Substances.

(a)     Reportable Uses Require Consent The term “Hazardous Substance” as used in this Lease shall mean any product, substance, or waste whose presence, use. manufacture, disposal, transportation. or release, either by itself or in combination with other materials expected to be on the Premises, is either (i) potentially injurious lo the public health, safety or welfare, the environment or the Premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for potential liability of Lessor to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substances shall include, but not bo limited to, hydrocarbons, petroleum, gasoline, and/or crude oil or any products, by-products or fractions thereof. Lessee shall not engage in any activity in or on the Premises which constitutes a Reportable Use of Hazardous Substances without the express prior written consent of Lessor and timely compliance (at Lessee’s expense) with all Applicable Requirements. “Reportable Use” shall moan (i) the installation or use of any above or below ground storage tank. (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and/or (iii) the presence at the Premises of a Hazardous Substance with respect to which any Applicable Requirements requires that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Lessee may use any ordinary and customary materials reasonably required to be used In the normal course of the Agreed Use, so long as such use is in compliance witn all Applicable Requirements, is not a Reportable Use, and does nol expose the Premises or neighboring property to any meaningful risk of contamination or damage or expose Lessor to any liability therefor. In addition, Lessor may condition its consent lo any Reportable Use upon receiving such additional assurances as Lessor reasonably deems necessary to protect itself, the public, the Premises and/or the environment against damage, contamination, injury and/or liability. Including, but not limited to. the installation (and removal on or before Lease expiration or termination) of protective modifications (such as concrete encasements) and/or Increasing the Security Deposit

(b)     Duty to Inform Lessor. If Lessee knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in on, under or about the Premises, other than as previously consented to by Lessor, Lessee shall immediately give written notice of such fact to Lessor, and provide Lessor with a copy of any report, notice, claim or other documentation which it has concerning the presence of such Hazardous Substance.

(c)     Lessee Remediation. Lessee shall not cause or permit any Hazardous Substance to be spilled or released in. on. under, or about the Premises (Including through the plumbing or sanitary sewer system) and shall promptly, at Lessee’s expense, lake all Investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required, for the cleanup of any contamination of. and for the maintenance. security and/or monitoring of the Premises or neighboring properties, that was caused or materially contributed to by Lessee, or pertaining lo or involving any Hazardous Substance brought onto the Premises during the term of this Lease, by or for Lessee, or any third party.

(d)     Lessee Indemnification. Lessee shall indemnify, defend and hold Lessor, its agents, employees, lenders and ground lessor, if any. harmless from and against any and all loss of rents and/or damages, liabilities, judgments, claims, expenses, penalties, and attorneys’ and consultants’ fees arising out of or Involving any Hazardous Substance brought onto the Premises by or for Lessee, or any third party authorized by Lessee (provided, however, that Lessee shall have no liability under this Lease with respect to underground migration of any Hazardous Substance under the Premises from adjacent properties). Lessee’s obligations shall include. but not be limited to, the effects of any contamination or Injury to person, property or the environment created or suffered by Lessee, and the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease. No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee from its obligations under this Lease with respect to Hazardous Substances, unions specifically so agreed by Lessor In writing at the time of such agreement

(e)     Lessor Indemnification. Lessor and Its successors and assigns shall indemnify, defend, reimburse and hold Lessee, its employees and lenders, harmless from and against any and all environmental damages, Including the cost of remediation, which are caused by the gross negligence or willful misconduct of Lessor, its agents or employees. Lessor’s obligations, as and when required by the Applicable Requirements. shall include. but not be limited to, the cost of Investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease.

(f)     Investigations and Remediation, Lessee shall pay for any Investigations or remediation measures required by governmental entities having jurisdiction with respect to the existence of Hazardous Substances on the Premises after the Start Data. Lessee shall cooperate fully In any such activities at the request of Lessor, including allowing Lessor and Lessor’s agents to have reasonable access to the Premises at reasonable times in order to carry out any investigative and remedial activities.

(g)     Lessor Termination Option. If a Hazardous Substance Condition occurs during the term of this Lease, unless Lessee is legally responsible therefor (in which case Lessee shall make the investigation and remediation thereof required by the Applicable Requirements and this Lease shall continue in full force and effect, but subject to Lessor’s rights under Paragraph 6.2(d) and Paragraph 13), Lessor may, at Lessor’s option, either (i) Investigate and premeditate such Hazardous Substance Condition, if required, as soon as reasonably possible at Lessor’s expense. In which event this Lease shall continue in full force and effect or (ii) if the estimated cost to remediate such condition exceeds two (2) times the then monthly Base Rent or $50,000. whichever is greater, give written notice to Lessee, within thirty (30) days after receipt by Lessor of knowledge of the occurrence of such Hazardous Substance Condition, of Lessor’s desire to terminate this Lease as of the date sixty (60) days following the date of such notice. In the event Lessor elects lo give a termination notice, Lessee may, within ten (10) days thereafter, give written notice to Lessor of Lessee’s commitment to pay the amount by which the cost of the remediation of such Hazardous Substance Condition exceeds an amount equal to two (2) times the monthly Base Rent or $50,000, whichever is greater. Lessee shall provide Lessor with said funds or satisfactory assurance (hereof within thirty

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(30) days following such commitment. In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such remediation as soon as reasonably possible after the required funds are available. If Lessee does not give such notice and provide the required funds or assurance thereof within the time provided, this Lease shall terminate as of the date specified In Lessor’s notice of termination.

6.3     Lessee’s Compliance with Applicable Requirements. Except as otherwise provided in this Lease. Lessee shall, at Lessee’s sole expense, fully, diligently and in a timely manner, materially comply with all Applicable Requirements, the requirements of any applicable fire Insurance underwriter or rating bureau, and the recommendations of Lessor’s engineers and/or consultants which relate in any manner to the Premises, without regard to whether said requirements are now in effect or become effective after the Start Date. Lessee shall, within ten (10) days after receipt of Lessor’s written request, provide Lessor with copies of all permits and other documents, and other information evidencing Lessee’s compliance with any Applicable Requirements specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, catalog, warning, complaint or report pertaining to or involving the failure of Lessee or the Premises to comply with any Applicable Requirements.

6.4     Inspection; Compliance. Lessor and Lessor’s “Lender” (as defined In Paragraph 30 below) and consultants shall have the right to enter into Premises at any time, in the case of an emergency, and otherwise at reasonable times, for the purpose of Inspecting the condition of the Premises and for verifying compliance by Lessee with this Lease. The cost of any such inspections shall be paid by Lessor, unless a violation of Applicable Requirements, or a contamination is found lo exist or be Imminent, or the inspection is requested or ordered by a governmental authority. In such case, Lessee shall upon request reimburse Lessor for the cost of such inspections, so long as such inspection is reasonably related to the violation or contamination.

7.     Maintenance: Repairs, Utility installations; Trade Fixtures and Alterations.

7.1     Lessee’s Obligations.

(a)     In General. Subject to the provisions of Paragraph 2.2 (Condition), 2.3 (Compliance), 6.3 (Lessee’s Compliance with Applicable Requirements). 7.2. (Lessor’s Obligations), 9 (Damage or Destruction), and 14 (Condemnation), Lessee shall, at Lessee’s sole expense, keep the Premises, Utility installations, and Alterations in good order, condition and repair (whether or not the portion of the Premises requiring repairs, or the means of repairing the same, are reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee’s use. any prior use. the elements or the age of such portion of the Premises), Including, but not limited to. all equipment of facilities, such as plumbing, heating. ventilating, air-conditioning, electrical, lighting facilities, boilers, pressure vessels, fire protection system, fixtures, walls (interior and exterior). Foundations, ceilings, roofs, floors, windows, doors, plate glass, skylights, landscaping, driveways, parking lots, fences, retaining walls, signs, sidewalks and parkways located in, on. or adjacent to the Premises. Lessee. in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices, specifically including the procurement and maintenance of the service contracts required by Paragraph 7.1(b) below. Lessee’s obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair. Lessee shall, during the term of this Lease, keep the exterior appearance of the Building In a first-class condition consistent with the exterior appearance of other similar facilities of comparable age and size in the vicinity, including, when necessary, the exterior repainting of the Building.

(b)     Service Contracts. Lessee shall, at Lessee’s sole expense, procure and maintain contracts, with copies to Lessor, in customary form and substance for, and with contractors specializing and experienced In the maintenance of the following equipment and Improvements. if any. if and when Installed on the Premises: (i) HVAC equipment (ii) boiler, and pressure vessels, (iii) fire extinguishing systems. Including fire alarm and/or smoke detection. (iv) landscaping and irrigation systems, (v) roof covering and drains, (vi) driveways and parking lots, (vii) clarifiers (viii) basic utility feed to the perimeter of the Building, and (Ix) any other equipment if reasonably required by Lessor.

(c)     Replacement Subject to Lessee’s Indemnification of Lessor as set forth in Paragraph 8.7 below, and without relieving Lessee of liability resulting from Lessee’s failure to exercise and perform good maintenance practices, if the Basic Elements described In Paragraph 7.1(b) cannot be repaired other than at a cost which is in excess of 50% of the cost of replacing such Basic Elements, then such Basic Elements shall be replaced by Lessor, and the cost thereof shall be prorated between the Parties and Lessee shall only be obligated to pay, each month during the remainder of the term of this Lease, on the date on which Base Rent is due, an amount equal to the product of multiplying the cost of such replacement by a fraction, the numerator of which is one. and the denominator of which is the number or months of the useful life of such replacement as such useful life is specified pursuant to Federal income tax regulations or guidelines for depreciation thereof (including interest on the unamortized balance as is then commercially reasonable in the judgment of Lessor’s accountants), with Lessee reserving the right to prepay its obligation at any time.

7.2     Lessor’s Obligations. Subject to the provisions of Paragraphs 22 (Condition). 2.3 (Compliance). 9 (Damage or Destruction) and 14 (Condemnation). It Is Intended by the Parties hereto that Lessor have no obligation, in any manner whatsoever, to repair and maintain the Premises, or the equipment therein, all of which obligations are intended to be that of the Lessee. It is the intention of the Parties that the terms of this Lease govern the respective obligations of the Parties as to maintenance and repair of the Premises, and they expressly waive the benefit of any statute now or hereafter in effect lo the extent it is Inconsistent with the terms of this Lease.

7.3     Utility Installations; Trade Fixtures; Alterations.

(a)     Definitions; Consent Required. The term “Utility Installations” refers to all floor and window coverings, air lines, power panels, electrical distribution, security and fire protection systems, communication systems, lighting fixtures. HVAC equipment plumbing, and fencing in or on the Promises. The term “Trade Fixtures” shall mean Lessee’s machinery and equipment that can be removed without doing material damage to the Premises. The term “Alterations” shall mean any modification of the improvements, other than Utility Installations or Trade Fixtures, whether by addition or deletion. “Lessee Owned Alterations and/or Utility Installations” are defined as Alterations and/or Utility Installations made by Lessee that are not yet owned by Lessor pursuant to Paragraph 7.4(a). Lessee shall not make any Alterations or Utility Installations to the Premises without Lessor’s prior written consent. Lessee may, however, make non-structural Utility Installations to the interior of the Premises (excluding the roof) without such consent but upon notice to Lessor, as long as they are not visible from the outside, do not involve puncturing, relocating or removing the roof or any existing walls, and the cumulative cost thereof during this Lease as extended does not exceed $50,000 in the aggregate or $10,000 in anyone year,

(b)     Consent Any Alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form with detailed plans. Consent shall be deemed conditioned upon Lessee’s: (i) acquiring all applicable governmental permits, (ii) furnishing Lessor with copies of both the permits and the plans end specifications prior to commencement of the work, and (iii) compliance with all conditions of said permits and other Applicable Requirements in a prompt and expeditious manner. Any Alteration a or Utility installations shall be performed in a workmanlike manner with good and sufficient materials. Lessee shall promptly upon completion furnish Lessor with as-built plans and specifications. For work which costs an amount equal to the greater of one month’s Base Rent or $10,000. Lessor may condition its consent upon Lessee providing a lien and completion bond in an amount equal to one and one-half times the estimated cost of such Alteration or Utility installation and/or upon Lessee’s posting an additional Security Deposit with Lessor,

(c)     Indemnification. Lessee shall pay. when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanic’s or material men’s lien against the Premises or any Interest therein. Lessee shall give Lessor not less than ten (10) days’ notice prior to the commencement of any work in. on or about the Premises, and Lessor shall have the right to post notices of non-responsibility. If Lessee shall contest the validity of any such lien, claim or demand, then Lessee shall. at its sole expense defend and protect itself. Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof. If Lessor shall require. Lessee shall furnish a surety bond In an amount equal to one and one-half limes the amount of such contested lien, claim or demand, Indemnifying Lessor against liability for the same. If Lessor elects to participate in any such action, Lessee shall pay Lessor’s attorneys’ fees and costs.

7.4     Ownership; Removal; Surrender; and Restoration.

(a)     Ownership. Subject to Lessor’s right to require removal or elect ownership as hereinafter provided, all Alterations and Utility Installations made by Lessee shall be the property of Lessee, but considered a part of the Premises. Lessor may, at any time, elect in writing to be the owner of all or any specified part of the Lessee Owned Alterations and Utility Installations. Unless otherwise instructed per Paragraph 7.4(b) hereof, all Lessee Owned Alterations and Utility Installations shall, at the expiration or termination of this Lease, become the property of Lessor and be surrendered by Lessee with the Premises.

(b)     Removal. By delivery to Lessee of written notice from Lessor not earlier than ninety (90) and not later than thirty (30) days prior to the end of the term of this Lease. Lessor may require that any or all Lessee Owned Alterations or Utility installations be removed by the expiration or termination of this Lease. Lessor may require the removal at any time of all or any part of any Lessee Owned Alterations or Utility Installations made without the required consent.

(c)     Surrender; Restoration. Lessee shall surrender the Premises by the Expiration Date or any earlier termination date, with all of the improvements, parts and surfaces thereof broom dean and free of debris, and in good operating order, condition and slate of repair, ordinary wear and tear excepted. “Ordinary wear and tear” shall not include any damage or deterioration that would have been prevented by good maintenance practice Lessee shaft repair any damage occasioned by the Installation, maintenance or removal of Trade Fixtures, Lessee Owned Alterations and/or

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Utility Install actions. Furnishings, and equipment as well as the removal of any storage tank installed by or for Lessee, and the removal, replacement or remediation of any soil, material or groundwater contaminated by Lessee. Trade Fixtures shall remain the property or Lessee and shall be removed by Lessee. The failure by Lessee to timely vacate the Premises pursuant to this Paragraph 7.4(c) without [he express written consent of Lessor shall constitute a holdover under the provisions of Paragraph 26 below.

8.     Insurance; Indemnity.

8.1     Payment For Insurance. Lessee shall pay for all insurance required under this Paragraph 8. except to the extent of the cost attributable to liability insurance carried by Lessor under Paragraph 8.2(b) In excess of £3,000,000 per occurrence. Premiums for policy periods commencing prior to or extending beyond the Lease term shall be prorated to correspond to the Lease term. Payment shall be made by Lessee to Lessor within ten (10) days following receipt of an invoice.

8.2     Liability Insurance.

(a)     Carried by Lessee. Lessee shall obtain and keep in force a Commercial General Liability Policy of Insurance protecting Lessee and Lessor against claims for bodily Injury, personal Injury and property damage based upon or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such Insurance shall be on an occurrence basis providing single limit coverage in an amount not less than S3.000.000 per occurrence with an “Additional Insured-Managers or Lessors of Promises Endorsement” and contain the “Amendment of the Pollution Exclusion Endorsement” for damage caused by heat smoke or fumes from a hostile fire. The Policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an Insured contract’ for the performance of Lessee’s Indemnity obligations under this Lease. The limits of said insurance shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder. All Insurance earned by Lessee shall be primary to and not contributory with any similar Insurance carried by Lessor, whose insurance shaft be considered excess insurance only.

(b)     Carried by Lessor. Lessor shall have the option to maintain liability insurance as described in Paragraph 8.2(a), In addition to, and not in lieu of. the Insurance required to be maintained by Lessee. Lessee shall not be named as an additional insured therein.

8.3     Property Insurance - Building, Improvements and Rental Value.

(a)     Building and Improvements. The insuring Party shall obtain and keep in force a policy or policies In the name of Lessor, with loss payable to Lessor, any groundless or. and to any Lender(s) insuring loss or damage to the Premises. The amount of such insurance shall be equal to the full replacement cost of the Premises, as the same shall exist from time to time, or the amount required by any Lenders, but in no event more than the commercially reasonable and available insurable value thereof. If Lessor is the insuring Party, however, Lessee Owned Alterations and Utility installations. Trade Fixtures, and Lessee’s personal property shall be insured by Lessee under Paragraph 8.4 rather than by Lessor. If the coverage is available and commercially appropriate, such policy or policies shall insure against all risks of direct physical loss or damage (except the perils of flood and/or earthquake unless required by a Lender), Including coverage for debris removal and the enforcement of any Applicable Requirements requiring the upgrading, demolition, reconstruction or replacement of any portion of the Premises as the result of a covered loss. Said policy or policies shall also contain an agreed valuation provision in lieu of any coinsurance clause, waiver of subrogation, and Inflation guard protection causing an Increase In the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located. If such Insurance coverage has a deductible clause, the deductible amount shall not exceed $5,000 per occurrence, and Lessee shall be liable for such deductible amount in the event of an Insured Loss.

(b)     Rental Value. The Insuring Party shall obtain and keep in force a policy or policies In the name of Lessor with loss payable to Lessor and any Lender, ensuing the loss of the full Rent for one (1) year. Said Insurance shaft provide that in the event the Lease is terminated by reason of an insured loss, the period of Indemnity for such coverage shall be extended beyond the date of the completion of repairs or replacement of the Premises, to provide for one full year’s loss of Rent from the date of any such loss. Said Insurance shall contain an agreed valuation provision In lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected Rent otherwise payable by Lessee, for the next twelve (12) month period. Lessee shall be liable for any deductible amount in (he event of such loss.

~~(c)     Adjacent Premises. If the Premises are part of a larger building, or of a group of buildings owned by Lessor which are adjacent to the Promises, the Lessee shall pay for any increase in the premiums for the property insurance of such buildings if said increase is caused by Lessee’s acts, omissions, use or occupancy of the Premises.~~

8.4     Lessee’s Property/Business Interruption Insurance.

(a) Property Damage. Lessee shall obtain and maintain insurance coverage on all of Lessee’s personal property, Trade Fixtures, and Lessee Owned Alterations and Utility Installations. Such Insurance shell be fun replacement cost coverage with a deductible of not lo exceed $1 .000 per occurrence. The proceeds from any such insurance shall be used by Lessee for the replacement of personal property, Trade Fixtures and Lessee Owned Alterations and Utility Installations. Lessee shall provide Lessor with written evidence that such Insurance Is in force.

~~(b)     Business Interruption. Lessee shall obtain and maintain loss of income and extra expense insurance in amounts as will reimburse Lessee for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent lesses in the business of Lessee or attributable to prevention of access to the Premises as a result of such perils.~~

(c)     No Representation of Adequate Coverage. Lessor makes no representation that the limits or forms of coverage of Insurance specified herein are adequate to cover Lessee’s property, business operations or obligations under this Lease.

8.5     Insurance Policies. Insurance required herein shall be by companies duly licensed or admitted lo transact business In the state where the Premises are located, and maintaining during the policy term a “General Policyholders Rating* of at (east B+. V. as set forth in the most current issue of “Best’s Insurance Guide”, or such other rating as may be required by a Lender. Lessee shall not do or permit to be done anything which invalidates the required insurance policies. Lessee shall, prior lo the Start Date, deliver to Lessor certified copies of policies of such insurance or certificates evidencing the existence and amounts of the required Insurance. No such policy shall be cancelable or subject to modification except after thirty (30) days prior written notice to Lessor. Lessee shall, at least thirty (30) days prior to the expiration of such policies. furnish Lessor with evidence of renewals or Insurance binders” evidencing renewal thereof, or Lessor may order such Insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upon demand. Such policies shall be for a term of at least one year, or the length of the remaining term of this Lease, whichever is less. If either Party shall fall to procure and maintain the Insurance required to be carried by it, the other Party may, but shall not be required to, procure and maintain the same.

8.6     Waiver of Subrogation. Without affecting any other rights or remedies. Lessee and Lessor each hereby release and relieve the other, and waive their entire right to recover damages against the other, for loss of or damage to its property arising out of or incident to the perils required to be Insured against herein. The effect of such releases and waivers is not limited by the amount of insurance earned or required, or by any deductibles applicable hereto. The Parties agree to have their respective property damage insurance carriers waive any right to subrogation that such companies may have against Lessor or Lessee, as the case may be, so long as the Insurance is not Invalidated thereby.

8.7     Indemnity. Except for Lessor’s gross negligence or willful misconduct Lessee shall indemnify, protect, defend and hold harmless the Premises, Lessor and its agents. Lessor’s master or ground lessor, partners and Lenders, from and against any and all claims, loss of rents and/or damages, liens, judgments, penalties, attorneys’ and consultants’ fees, expenses and/or liabilities arising out of, involving, or In connection with, the use and/or occupancy of the Premises by Lessee. If any action or proceeding is brought against Lessor by reason of any of the foregoing matters. Lessee shall upon notice defend the same at Lessee’s expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such claim in order to be defended or Indemnified.

8.8     Exemption of Lessor from Liability. Lessor shall not be liable for injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee’s employees, contractors, Invitees, customers, or any other person in or about the Premises, whether such damage or Injury is caused by or results from fire, steam, electricity, gas. water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, HVAC or lighting fixtures, or from any other cause, whether the said Injury or damage results from conditions arising upon the Premises or upon other portions of the Building of which the Premises are a part, or from other sources or places. Lessor shall not be liable for any damages arising from any act or neglect of any other tenant of Lessor. Notwithstanding Lessor’s negligence or breach of this Lease. Lessor shall under no circumstances be liable for injury to Lessee’s business or for any loss of income or profit therefrom.

9.     Damage or Destruction.

9.1     Definitions.

(a)     “Premises Partial Damage” shall mean damage or destruction lo the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations, which can reasonably be repaired in six (6) months or less from the dale of the damage or destruction. Lessor shall notify Lessee in writing within thirty (30) days from the date of the damage or destruction as to whether or not the damage Is Partial or Total.

(b)     “Premises Total Destruction” shall mean damage or destruction to the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which cannot reasonably be repaired in six (6) months or less from the date of the damage or destruction. Lessor shall notify Lessee In writing within thirty (30) days from the dale of the damage or destruction as to whether or not the damage is Partial or Total.

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(c)      “Insured Loss” shall mean damage or destruction to Improvements on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which was caused by an event required to be covered by the insurance described in Paragraph 8.3(a), irrespective of any deductible amounts or coverage limits involved.

(d)      “Replacement Cost” shall mean the cost to repair or rebuild the Improvements owned by Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of Applicable Requirements, and without deduction for depredation.

(e)      “Hazardous Substance Condition” shall mean the occurrence or discovery of a condition involving the presence or. or a contamination by a Hazardous Substance as defined in Paragraph 6.2(a), in, on, or under the Premises.

9.2     Partial Damage - Insured Loss, If a Premises Partial Damage that is an Insured Loss occurs, then Lessor shall, at Lessor’s expense, repair such damage (but not Lessee’s Trade Fixtures or Lessee Owned Alterations and Utility Installations) as soon at reasonably possible and this Lease shall continue in full force and effect’ provided, however, that Lessee shall, at Lessor’s election, make the repair of any damage or destruction the total cost to repair of which is $100,000 or less, and in such event. Lessor shall make any applicable insurance proceeds available to Lessee on a reasonable basis for that purpose. Notwithstanding the foregoing, If the required insurance was not in force or the Insurance proceeds are not sufficient to effect such repair, the Insuring Party shall promptly contribute the shortage in proceeds (except as to the deductible which is Lessee’s responsibility) as and when required to complete said repairs. In the event, however, such shortage was due to the fact that, by reason of the unique nature of the improvements, full replacement cost Insurance coverage was not commercially reasonable and available. Lessor shall have no obligation to pay for the shortage in insurance proceeds or to fully restore the unique aspects of the Premises unless Lessee provides Lessor with the funds to cover same, or adequate assurance thereof, within ten (10) days following receipt of written notice of such shortage and request therefor. If Lessor receives said funds or adequate assurance thereof within said ten (10) day period, the party responsible for making the repairs shall complete them as soon as reasonably possible and this Lease shall remain in full force and effect. If such funds or assurance are not received. Lessor may nevertheless elect by written notice to Lessee within ten (10) days thereafter to: (i) make such restoration and repair as is commercially reasonable with Lessor paying any shortage in proceeds, in which case this Lease shall remain in full force and effect, or have this Lease terminate thirty (30) days thereafter. Lessee shall not be entitled to reimbursement of any funds contributed by Lessee to repair any such damage or destruction. Premises Partial Damage due to flood or earthquake shall be subject to Paragraph 9.3, notwithstanding that there may be some Insurance coverage, but (he net proceeds of any such Insurance shall be made available for the repairs if made by either Party.

9.3     Partial Damage - Uninsured Loss. If a Premises Partial Damage that is not an Insured Loss occurs, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee’s expense), Lessor may either: (i) repair such damage as soon as reasonably possible at Lessor’s expense. In which event this Lease shall continue in full force and effect, or (ii) terminate this Lease by giving written notice to Lessee within thirty (30) days after receipt by Lessor of knowledge of the occurrence of such damage. Such termination shall be effective sixty (60) days following the date of such notice. In the event Lessor elects to terminate this Lease. Lessee shall have the right within ten (10) days after receipt of the termination notice to give written notice to Lessor of Lessee’s commitment to pay for the repair of such damage without reimbursement from Lessor. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within thirty (30) days after making such commitment in such event this Lease shall continue in full force and effect and Lessor shall proceed to make such repairs as soon as reasonably possible after the required funds are available. If Lessee does not make the required commitment this Lease shall terminate as of the date specified in the termination notice.

9.4     Total Destruction. Notwithstanding any other provision hereof, if a Premises Total Destruction occurs, this Lease shall terminate sixty (30) days following such Destruction. If the damage or destruction was caused by the gross negligence or willful misconduct of Lessee. Lessor shall have the right to recover Lessor’s damages from Lessee, except as provided in Paragraph 8.6.

9.5     Damage Near End of Term. If at any time during the lost six (6) months of this Lease there is damage for which the cost to repair exceeds one (1) month’s Base Rent whether or not an Insured Loss. Lessor may terminate this Lease effective sixty (60) days following the date of occurrence of such damage by giving a written termination notice to Lessee within thirty (30) days after the date of occurrence of such damage. Notwithstanding the foregoing, If Lessee at that time has an exercisable option to extend this Lease or to purchase the Premises, then Lessee may preserve this Lease by. (a) exercising such option and (b) providing Lessor with any shortage in Insurance proceeds (or adequate assurance thereof) needed to make the repairs on or before the earlier of (i) the dale which Is ten days after Lessee’s receipt of Lessor’s written notice purporting to terminate this Lease, or (ii) the day prior lo the date upon which such option expires. If Lessee duly exercises such option during such period and provides Lessor with funds (or adequate assurance thereof) lo cover any shortage In Insurance proceeds. Lessor shall, at Lessor’s commercially reasonable expense, repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect if Lessee fails to exercise such option and provide such funds or assurance during such period, then this Lease shall terminate on the date specified in the termination notice and Lessee’s option shall be extinguished.

9.6     Abatement of Rent; Lessee’s Remedies.

(a)     Abatement in the event of Premises Partial Damage or Premises Total Destruction or a Hazardous Substance Condition for which Lessee Is not responsible under this Lease, the Rem payable by Lessee for the period required for the repair, remediation or restoration of such damage shall be abated in proportion to the degree to which Lessee’s use of the Premises is impaired, but not to exceed the proceeds received from the Rental Value insurance. All other obligations of Lessee hereunder shall be performed by Lessee, and Lessor shall have no liability for any such damage, destruction, remediation. repair or restoration except as provided herein.

(b)     Remedies. If Lessor shall be obligated to repair or restore the Premises and does not commence, in a substantial and meaningful way. such repair or restoration within ninety (90) days after such obligation shall accrue. Lessee may. at any time prior to the commencement of such repair or restoration, give written notice to Lessor and to any Lenders of which Lessee has actual notice, of Lessee’s election to terminate this Lease on a date not less than sixty (60) days following the giving of such notice. If Lessee gives such notice and such repair or restoration is not commenced within thirty (30) days thereafter, this Lease shall terminate as of the date specified In said notice. If (he repair or restoration is commenced within said thirty (30) days, this Lease shall continue in full force and effect “Commence’ shall mean either the unconditional authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever first occurs.

9.7     Termination — Advance Payments. Upon termination of this Lease pursuant to Paragraph 6.2(g) or Paragraph 9, an equitable adjustment shall be made concerning advance Base Rant and any other advance payments made by Lessee to Lessor. Lessor shall, in addition, rectum to Lessee so much of Lessee’s Security Deposit as has not been, or is not then required to be, used by Lessor.

9.8     Waive Statutes. Lessor and Lessee agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Premises with respect to the termination of this Lease and hereby waive the provisions of any present or future statute lo the extent inconsistent herewith,

10.     Real Property Taxes.

10.1     Definition of “Real Property Taxes.” As used herein, the term “Real Property Taxes” shall include any form of assessment real estate, general, special, ordinary or extraordinary, or rental levy or tax (other than inheritance, persona) Income or estate taxes): Improvement bond; and/or license fee Imposed upon or levied against any legal or equitable Interest of Lessor in the Premises. Lessor’s right to other income therefrom, and/or Lessor’s business of leasing, by any authority having the direct or Indirect power to tax and where the funds are generated with reference to the Building address and where the proceeds so generated are to be applied by the city, county or other local taxing authority of a jurisdiction within which the Premises are located. The term “Real Property Taxes” shall also Include any tax. fee. levy, assessment or charge, or any increase therein, imposed by reason of events occurring during the term of this Lease, including but not limited to, a change in the ownership of the Premises.

10.2

(a)     Payment of Taxes. Lessee shall pay the Real Property Taxes applicable to the Premises during the term of this Lease. Subject to Paragraph 10.2(b) all such payments shall be made at least ten (10) days prior to any delinquency date. Lessee shall promptly furnish Lessor with satisfactory evidence that such taxes have been paid If any such taxes shall cover any period of time prior to or after the expiration or termination of this Lease. Lessee’s share of such taxes shall be prorated to cover only that portion of the tax bill applicable to the period that this Lease is In effect and Lessor or Lessee shall reimburse the Other for any overpayment or prorated amounts due. If Lessee shall fail to pay any required Real Property Taxes. Lessor shall have the right to pay the same, and Lessee shall reimburse Lessor therefor upon demand including any late fees and penalties.

(b)     Advance Payment. In the event Lessee incurs a late charge on any Rent payment Lessor may, at Lessor’s option, estimate the current Real Property Taxes, and require that such taxes be paid in advance to Lessor by Lessee, either (i) in a rump sum amount equal to the installment due. at least twenty (20) days prior to the applicable delinquency date, or (ii) monthly in advance with the payment of the Base Rent If Lessor elects to require payment monthly in advance, (he monthly payment shall be an amount equal to the amount of the estimated Installment of taxes divided by the number of months remaining before the month in which said installment becomes delinquent. When the actual amount of the applicable tax bill Is known, the amount of such equal monthly advance payments shall be adjusted as required to provide the funds needed to pay the applicable taxes. If the amount collected by Lessor is insufficient to pay such Real Property Taxes when due. Lessee shall pay Lessor, upon demand, such additional sums

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as are necessary to pay such obligations. All monies paid to Lessor under this Paragraph may be Intermingled with other monies of Lessor and shall not bear Interest. In the event of a Breach by Lessee in the performance of its obligations under this Lease, then any balance of funds paid to Lessor under the provisions of this Paragraph may, at the option of Lessor, be treated as an additional Security Deposit.

10.3     Joint Assessment. If the Premises are not separately assessed, Lessee’s liability shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be conclusively determined by Lessor from the respective valuations assigned in the assessor’s work sheets or such other information as may be reasonably available.

10.4     Persona] Property Taxes. Lessee shall pay, prior to delinquency, all taxes assessed against and levied upon Lessee Owned Alterations Utility Installations. Trade Fixtures, furnishings, equipment and all personal property of Lessee. When possible, Lessee shall cause such property to be assessed and billed separately from the real property of Lessor. If any of Lessee’s said personal property shall be assessed with Lessor’s real property. Lessee shall pay Lessor the taxes attributable to Lessee’s property within ten (10) days after receipt of a written statement.

11.     Utilities. Lessee shall pay for all water, gas, heat, light, power, telephone, trash disposal, fire sprinkler monitoring end maintenance, janitorial. security, and other utilities and services supplied to the Premises, together with any taxes thereon. If any such services are not separately metered to Lessee, Lessee shall pay a reasonable proportion, to be determined by Lessor, of all charges Jointly metered.

12.     Assignment and Subletting.

12..1     Lessor’s Consent Required.

(a)     Lessee shall no! voluntarily or by operation of law assign, transfer, mortgage or encumber (collectively, “assign or assignment”) or sublet all or any part of Lessee’s Interest In this Lease or In the Premises without Lessor’s prior written consent.

(b)     A change In the control of Lessee shall constitute an assignment requiring consent. The transfer, on a cumulative basis, of twenty-five percent (25%) or more of the voting control of Lessee shall constitute a change in control for this purpose.

(c)     The Involvement of Lessee or its assets in any transaction, or series of transactions (by way of merger, sale, acquisition, financing, transfer, leveraged buy-out or otherwise), whether or not a formal assignment or hypothecation of this Lease or Lessee’s assets occurs, which results or will result in a reduction of the Net Worth of Lessee by an amount greater than twenty-five percent (25%) of such Net Worth as it was represented at the time of the execution of this Lease or at the time of the most recent assignment to which Lessor has consented, or as it exists Immediately prior to said transaction or transactions constituting such reduction, whichever was or is greater, shall be considered en assignment of this Lease to which Lessor may withhold its consent. “Net Worth of Lessee” shall mean the net worth of Lessee (excluding any guarantors) established under generally accepted accounting principles.

(d)     An assignment or subletting without consent shall, at Lessor’s option, be a Default curable after notice per Paragraph 13.1(c), or a nondurable Breach without the necessity of any notice and grace period. If Lessor elects to treat such unapproved assignment or subletting as a nondurable Breach. Lessor may either, (i) terminate this Lease, or (ii) upon thirty (30) days written notice. Increase the monthly Base Rent to one hundred ton percent (110%) of the Base Rent then in effect. Further, in the event of such Breach and rental adjustment, (i) the purchase price of any option to purchase the Premises held by Lessee shall bo subject to similar adjustment to one hundred ten percent (110%) of the price previously in effect, and (II) all fixed and non-fixed rental adjustments scheduled during the remainder of the Lease term shall be increased to One Hundred Ten Percent (110%) of the scheduled adjusted rent.

(e)     Lessee’s remedy for any breach of Paragraph 12.1 by Lessor shall be limited to compensatory damages and/or Injunctive relief.

12.2     Terms and Conditions Applicable to Assignment and Subletting.

(a)     Regardless of Lessor’s consent any assignment or subletting shall not: (i) be effective without the express written assumption by such assignee or sub lessee of the obligations of Lessee under this Lease; (ii) release Lessee of any obligations hereunder; or (iii) alter the primary liability of Lessee for the payment of Rent or for the performance of any other obligations to be performed by Lessee.

(b)     Lessor may accept Rent or performance of Lessee’s obligations from any person other than Lessee ponding approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of Rent or performance shall constitute a waiver or estoppels of Lessor’s right to exercise its remedies for Lessee’s Default or Breach.

(c)     Lessor’s consent to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting.

(d)     In the event of any Default or Breach by Lessee. Lessor may proceed directly against Lessee, any Guarantors or anyone else responsible for the performance of Lessee’s obligations under this Lease, including any assignee or sublessee, without first exhausting Lessor’s remedies against any other person or entity responsible therefore to Lessor, or any security held by Lessor.

(e)     Each request for consent to an assignment or subletting shall be in writing, accompanied by Information relevant to Lessor’s determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee. Including but not limited to the intended use and/or required modification of the Premises, if any. together with a fee of $1,000 or ten percent (10%) of the current monthly Base Rent applicable to the portion of the Premises which is the subject of the proposed assignment or sublease, whichever is greater, as consideration for Lessor’s considering and processing said request. Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested.

(f) Any assignee of. or sublessee under, this Lease shall, by reason of accepting such assignment or entering Into such sublease, be deemed to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Lessee during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has specifically consented to in writing.

12.3     Additional forms and Conditions Applicable to Subletting. The following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein;

(a)     Lessee hereby assigns and transfers to Lessor all of Lessee’s interest in all Rent payable on any sublease, and Lessor may collect such Rent and apply same toward Lessee’s obligations under this Lease; provided, however, that until a Breach shall occur In the performance of Lessee’s obligations. Lessee may collect said Rent. Lessor shall not by reason of the foregoing or any assignment of such sublease, nor by reason of the collection of Rent, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee’s obligations to such sublessee. Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a Breach exists in the performance of Lessee’s obligations under this Lease, to pay to Lessor all Rent due and to become due under the sublease. Sublessee shall rely upon any such notice from Lessor and shall pay all Rants to Lessor without any obligation or right to inquire as to whether such Breach exists. notwithstanding any claim from Lessee to the contrary.

(b)     In the event of a Breach by Lessee, Lessor may. at its option, require sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however. Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any prior Defaults or Breaches of such sublessor.

(c)     Any matter requiring the consent of the sublessor under a sublease shall also require the consent of Lessor.

(d)     No sublessee shall further assign or sublet all or any part of the Premises without Lessor’s prior written consent.

(e)     Lessor shall deliver a copy of any notice of Default or Breach by Lessee to the sublessee, who shall have the right to cure the Default of Lessee within the grace period, if any. specified in such notice. The sublessee shall have a right of reimbursement and offset from and against Lessee for any such Defaults cured by the sublessee.

13.     Default; Breach; Remedies.

13.1     Default; Broach. A “Default” is defined as a failure by the Lessee to comply with or perform any of the terms, covenants, conditions or rules under this Lease. A “Breach” is defined as the occurrence of one or more of the following Defaults, and the failure of Lessee to cure such Default within any applicable grace period:

(a)     The abandonment of the Premises, or the vacating of the Premises without providing a commercially reasonable level of security, or where the coverage of the property insurance described in Paragraph 8.3 is jeopardized as a result thereof, or without providing reasonable assurances to minimize potential vandalism.

(b)     The failure of Lessee to make any payment of Rent or any Security Deposit required to be made by Lessee hereunder, whether to Lessor or to a third party, when due, to provide reasonable evidence of insurance or surety bond, or to fulfill arty obligation under this Lease which endangers or threatens life or property, where such failure continues for a period of three (3) business days following written notice to Lessee.

(c)     The failure by Lessee to provide (I) reasonable written evidence of compliance with Applicable Requirements, (ii) the service contracts, (Hi) the rescission of an unauthorized assignment or subletting. (iv) a Tenancy Statement, (v) a requested subordination, (vi) evidence concerning any guaranty and/or Guarantor, (vii) any document requested under Paragraph 42 (easements), or (viii) any other documentation or Information which Lessor may reasonably require of Lessee under the terms of this Lease, where any such failure continues for a period of ten (10) days following written notice to Lessee.

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(d)      A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease, or of the rules adopted under Paragraph 40 hereof, other than those described In subparagraphs 13.1(a), (b) or (c). above, where such Default continues for a period of thirty (30) days after written notice: provided, however, that if the nature of Lessee’s Default la such that more than thirty (30) days ore reasonably required for its cure, then it shall not be deemed to be a Breach It Lessee commerce’s such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.

(e)      The occurrence of any of the following events; (i) the making of any general arrangement or assignment for the benefit of creditors; (ii) becoming a “debtor” as defined in 11 U.S.C. § 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee. the same is dismissed within sixty (60) days): (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee’s assets located at the Premises or of Lessee’s Interest in this Lease, where possession is not restored to Lessee within thirty (30) days; or (iv) the attachment execution or other judicial seizure of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest In this Lease, where such seizure is not discharged within thirty (30) days; provided, however, in the event that any provision of this subparagraph 13.1 (e) is contrary to any applicable law. such provision shall be of no force or affect, and not affect the validity of the remaining provisions.

(f)      The discovery that any financial statement of Lessee or of any Guarantor given to Lessor was materially false.

(g)      If the performance of Lessee’s obligations under this Lease Is guaranteed: (i) the death of a Guarantor: (ii) the termination of a Guarantor’s liability with respect to this Lease other then in accordance with the terms of such guaranty: (iii) a Guarantor’s becoming insolvent or the subject of a bankruptcy filing: (iv) a Guarantor’s refusal to honor the guaranty; or (v) a Guarantor’s breach of its guaranty obligation on an anticipatory basis, and Lessee’s failure, within sixty (60) days following written notice of any such event, to provide written alternative assurance or security, which, when coupled with the then existing resources of Lessee, equals or exceeds the combined financial resources of Lessee and the Guarantors that existed at the lime or execution of this Lease.

13.2     Remedies. If Lessee fails to perform any of its affirmative duties or obligations, within (en (10) days attar written notice (or In case of an emergency. without notice). Lessor may. at its option, perform such duty or obligation on Lessee’s behalf, including but not limited to the obtaining of reasonably required bonds. Insurance policies, or governmental licenses, permits or approvals. The costs and expenses of any such performance by Lessor shall be due and payable by Lessee upon receipt of invoice therefor. If any check given to Lessor by Lessee shall not be honored by the bank upon which it is drawn. Lessor, at its option, may require all future payments to be made by Lessee to be by cashier’s check. In the event of a 8reach. Lessor may, with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach:

(a)     Terminate Lessee’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession to Lessor. In such event Lessor shall be entitled to recover from Lessee: (i) the unpaid Rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Losses proves could be reasonably avoided: and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of relating, including necessary renovation and alteration of the Premises, reasonable attorneys’ fees, and that portion of any leasing commission paid by Lessor In connection with this Lease applicable to the unexpired term of this Lease. The worth at the time of award of the amount referred to in provision (iii) of the Immediately preceding sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of the District within which the Premises are located at the time of award plus one percent (1%). Efforts by Lessor to mitigate damages caused by Lessee’s Breach of this Lease shall not waive Lessor’s right to recover damages under Paragraph 12. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover In such proceeding any unpaid Rent and damages as are recoverable therein, or Lessor may reserve the right to recover all or any part thereof in a separate suit. If a notice and grace period required under Paragraph 13.1 was not previously given, a notice to pay rent or quit, or to perform or quit given to Lessee under the unlawful detainer statute shall also constitute the notice required by Paragraph 13.1. In such case, the applicable grace period required by Paragraph 13.1 and the unlawful detainer statute shall run concurrently, and the failure of Lessee to cure the Default within the greater of the two such grace periods shah constitute both an unlawful detainer and a Breach of this Lease entitling Lessor to the remedies provided for in this Lease and/or by said statute.

(b)     Continue the Lease and Lessee’s right to possession and recover the Rent as ft becomes due. In which event Lessee may sublet or assign, subject only to reasonable limitations. Acts of maintenance, efforts to relet and/or the appointment of a receiver to protect the Lessor’s interests, shall not constitute a termination of the Lessee’s right to possession.

(c)     Pursue any other remedy now or hereafter available under the laws or judicial decisions of the state wherein the Premises are located. The expiration or termination of this Lease and/or the termination of Lessee’s right to possession shall not relieve Lessee from liability under any Indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee’s occupancy of the Premises.

13.3     Late Charges. Lessee hereby acknowledges that late payment by Lessee of Rent will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be Imposed upon Lessor by any Lender. Accordingly, if any Rent shall not be received by Lessor within five (5) days after such amount shall be due, then, without any requirement for notice to Lessee. Lessee shall pay to Lessor a one-time late charge equal to ten percent (10%) of each such overdue amount. The Parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will Incur by reason of such late payment Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee’s Default or Breach with respect to such overdue amount nor prevent the exercise of any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of Base Rent, then notwithstanding any provision of this Lease to the contrary. Base Rent shall, at Lessor’s option, become due and payable quarterly in advance.

13.4     Interest Any monetary payment due Lessor hereunder, other than tale charges, not received by Lessor, when due as to scheduled payments (such as Base Rent) or within thirty (30) days following the date on which it was due for non-scheduled payment shall bear interest from the date when due. as to scheduled payments, or the thirty-first (31st) day after it was due as to non-scheduled payments. The interest (“Interest”) charged shall be equal to the greater of: (i) fifteen percent (15%) per annum; or (ii) the prime rate reported in the Wall Street Journal as published closest prior to the date when due plus four percent (4%), but shall not exceed the maximum rate allowed by law. Interest is payable in addition to the potential late charge provided for In Paragraph 13.4.

13.5     Breach by Lessor.

(a)     Notice of Broach. Lessor shall not be deemed in breach of this Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor. For purposes of this Paragraph, a reasonable time shall be: (i) five (5) business days for emergency situations (i.e. access to the Premises or a utility servicing the Premises): and (ii) in all other cases shall be thirty (30) days after receipt by Lessor, and any Lender whose name and address shall have been furnished Lessee in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that If the nature of Lessor’s obligation is such that more than thirty (30) days are reasonably required for its performance, then Lessor shall not be in breach If performance is commenced within such thirty (30) day period and thereafter diligently pursued to completion.

(b)     Performance by Lessee on Behalf of Lessor. In the event that neither Lessor nor Lender cures said breach within thirty (30) days after receipt of said notice, or if having commenced said cure they do not diligently pursue it to completion, then Lessee may elect to cure said breach at Lessee’s expense and offset from Rent an amount equal to the greater of one month’s Base Rent or the Security Deposit and to pay an excess of such expense under protest, reserving Lessee’s right to reimbursement from Lessor. Lessee shall document the cost of said cure and supply said documentation to Lessor.

14.     Condemnation. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (collectively “Condemnation”), this Lease shall terminate as to the part taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than ten percent (10%) of any building portion of the Premises, or more than twenty-five percent (25%) of the land area portion of the Premises not occupied by any building, is taken by Condemnation, Lessee may. at Lessee’s option, to be exercised in writing within ten (10) days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in proportion to the reduction in utility of the Premises caused by such Condemnation. Condemnation awards and/or payments shall be the property of Lessor, whether such award shall be made as compensation for diminution In value of the leasehold, the value of the part taken, or for severance damages: provided, however, that Lessee shall be entitled to any compensation for Lessee’s relocation expenses, loss of business goodwill and/or Trade Fixtures, without regard to whether or not this Lease is terminated pursuant to the provisions of this

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Paragraph. All Alterations and Utility Installations made to the Premises by Lessee, for purposes of Condemnation only, shall bo considered the property of the Lessee and Lessee shall be entitled to any and all compensation which is payable therefor. In the event that this Lease is not terminated by reason of the Condemnation. Lessor shall repair any damage to the Premises, caused by such Condemnation.

15.     Brokers Fee.

15.1     Additional Commission. In addition to the payments owed pursuant to Paragraph 1.10 above, and unless Lessor and the Brokers otherwise agree In writing. Lessor agrees that: (a) if Lessee exercises any Option, (b) If Lessee acquires any rights to the Premises or other promises owned by Lessor and located within the same Project if any. within which the Premises is located, (c) if Lessee remains In possession of the Premises, with the consent of Lessor, after the expiration of this Lease, or (d) If Base Rent Is Increased, whether by agreement or operation of an escalation clause herein, then. Lessor shall pay Brokers a fee in accordance with the schedule of said Brokers in effect at the time of the execution of this Lease.

15.2     Assumption of Obligations. Any buyer or transferee of Lessor’s interest in this Lease shall be deemed to have assumed Lessor’s obligation hereunder. Each Broker shall be a third party beneficiary of the provisions of Paragraphs 1.10, 15, 22 and 31. If Lessor falls to pay to a Broker any amounts due as and (or commissions pertaining to this Lease when due. then such amounts shall accrue Interest. In addition, if Lesser fails to pay any amounts to Lessee’s Broker when due. Lessee’s Broker may send written notice to Lessor and Lessee of such failure and If Lessor fails to pay such amounts within ten (10) days alter said notice. Lessee shall pay said monies to its Broker and offset such amounts against Rent In addition, Lessee’s Broker shall be deemed to be a third party beneficiary of any commission agreement entered into by and/or between Lessor and Lessor’s Broker.

15.3     Representations and Indemnities of Broker Relationships. Lessee and Lessor each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder (other than the Brokers, If any) in connection with this Lease, and that no one other than said named Brokers is entitled to any commission or finder’s fee in connection herewith. Lessee and Lessor do each hereby agree to Indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the Indemnifying Party, including any costs, expenses, and/or attorneys’ fees reasonably incurred with respect thereto.

16.     Estoppel Certificates.

(a)     Each Party (as “Responding Party”) shall within ten (10) days after written notice from the other Party (the “Requesting Party”) execute, acknowledge and deliver to the Requesting Party a statement In writing in form similar to the then most current “Estoppel Certificate” form published by the American Industrial Real Estate Association, plus such additional Information, confirmation and/or statements as may be reasonably requested by the Requesting Party.

(b)     If the Responding Party shall fail to execute or deliver the Estoppel Certificate within such ten day period, the Requesting Party may execute an Estoppel Certificate stating that (i) the Lease is In full force and effect without modification except as may be represented by the Requesting Party, (ii) there are no uncured defaults in the Requesting Parry’s performance. and (iii) if Lessor is the Requesting Party, not more than one month’s Rent has been paid In advance. Prospective purchasers and encumbrances may rely upon the Requesting Party’s Estoppels Certificate, and the Responding Party shall be stopped from denying the truth of the facts contained in said Certificate.

(c)     If Lessor desires to finance, refinance, or sell the Premises, or any part thereof. Lessee and all Guarantors shall deliver to any potential lender or purchaser designated by Lessor such financial statements as may be reasonably required by such lender or purchaser. Including, but not limited to. Lessee’s financial statements for the past throe (3) years. All such financial statements shall bo received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

17.     Definition of Lessor. The term “Lessor” as used herein shall mean the owner or owners at the time in question of the fee title to the Premises, or. If this is a sublease, of the Lessee’s interest in the prior lease. In the event of a transfer of Lessor’s title or interest in the Premises or this Lease. Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit hold by Lessor. Except as provided in Paragraph 15, upon such transferor assignment and delivery of rhe Security Deposit, as aforesaid, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor. Subject to the foregoing, the obligations and/or covenants In this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined. Notwithstanding the above, and subject to the provisions of Paragraph 20 below, the original Lessor under this Lease, and all subsequent holders of the Lessor’s Interest in this Lease shall remain liable and responsible with regard to the potential duties and liabilities of Lessor pertaining to Hazardous Substances as outlined in Paragraph 6 above.

18.     Severability. The Invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

19.     Days. Unless otherwise specifically Indicated to the contrary, the word “days” as used in this Lease shall mean and refer to calendar days.

20.     Limitation on Lability. Subject to the provisions of Paragraph 17 above, the obligations of Lessor under this Lease shall not constitute personal obligations of Lessor, the individual partners of Lessor or its or their individual partners, directors, officers or shareholders, and Lessee shall look to the Premises, and to no other assets of Lessor, for the satisfaction of any liability of Lessor with respect to this Lease, and shall not seek recourse against the individual partners of Lessor, or Its or their individual partners. directors, officers or shareholders, or any of their personal assets lor such satisfaction.

21.     Time of Essence. Time is of the essence with respect to the performance of all obligations To be performed or observed by the Parties under this Lease,

22.     No Prior or Other Agreements; Broker Disclaimer. This Lease contains all agreements between the Parties with respect to arty matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective. Lessor and Lessee each represents and warrants to the Brokers that it has made, and is relying solely upon, its own investigation as to the nature, quality, character and financial responsibility of the other Party to this Lease and as to the nature, quality and character of the Premises. Brokers have no responsibility with respect thereto or with respect to any default or breach hereof by either Party. The liability (including court costs and Attorneys’ fees), of any Broker with respect to negotiation, execution, delivery or performance by either Lessor or Lessee under this Lease or any amendment or modification hereto shall be limited to an amount up to the fee received by such Broker pursuant to this Lease; provided, however, that the foregoing limitation on each Broker’s liability shall not be applicable to any gross negligence or willful misconduct of such Broker.

23.     Notices.

23.1     Notice Requirements. All notices required or permitted by this Lease shall be in writing and may be delivered in person (by hand or by courier) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mall, with postage prepaid, or by Email, or facsimile transmission, and shall be deemed sufficiently given If served in a manner specified in this Paragraph 23. The addressee noted adjacent to a Party’s signature on this Lease shall be that Party’s address for delivery or mailing of notices. Either Party may by written notice to the other specify a different address for notice, except that upon Lessee’s taking possession of the Premises, the Premises shall constitute Lessee’s address (or notice. A copy of all notices to Lessor shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate in writing.

23.2     Date of Notice. Any notice sent by registered or certified mall, return receipt requested, shall be deemed given on the date of deliver shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail the notice shall be deemed given forty-eight (48) hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantee next day delivery shall be deemed given twenty-four (24) hours after delivery of die same to the Postal Service or courier. Notices transmitted by facsimile transmission or similar means shall be deemed delivered upon telephone confirmation of receipt, provided a copy is also delivered via delivery or mall. If notice is received on a Saturday. Sunday or legal holiday. It shall be deemed received on the next business day.

24.     Waivers. No waiver by Lessor of the Default or Breach of any term, covenant or condition hereof by Lessee, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Lessee of the same or of any other term, covenant or condition hereof. Lessor’s consent to, or approval of. any act shall not be deemed to render unnecessary the obtaining of Lessor’s consent to, or approval of. any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent. The acceptance of Rent by Lessor shall not be a waiver of any Default or Breach by Lessee. Any payment by Lessee may be accepted by Lessor on account of monies or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessee In connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment.

25.     Recording. Either Lessor or Lessee shall, upon request of the other, execute, acknowledge end deliver to the other a short form memorandum of this Lease for recording purposes. The Party requesting recordation shall be responsible for payment of any fees applicable thereto.

26.     No Right To Holdover. Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or termination of this Lease. In the event that Lessee holds over, then the Base Rent shall, without the requirement of notice, be Increased to one hundred fifty percent

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(150%) of the Base Rent applicable during the month immediately preceding the expiration or termination. Nothing contained herein shall be construed as consent by Lessor to any holding over by Lessee.

27.     Cumulative Remedies. No remedy of election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28.     Covenants and Conditions; Construction of Agreement. AS provisions of this Lease to be observed or performed by Lessee are both covenants and conditions. In construing this Lease, all headings and titles are for the convenience of the Parties only and shall not be considered a part of this Lease. Whenever required by the context the singular shall include the plural and vice versa. This Lease shall not be construed as if prepared by one of the Parties, but rather according to its fair meaning as a whole, as if both Parties hat) prepared it.

29.     Binding Effect; Choice of Law. This Lease shall be binding upon the parties, their personal representatives, successors and assigns and be governed by the laws of the State In which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

30-     Subordination; Attornment; Non-Disturbance.

30.1     Subordination. This Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively. “Security Device”), now or hereafter placed upon the Premises, to any and all advances made on the security thereof, and to all renewals, modifications, and extensions thereof. Lessee agrees that the holders of any such Security Devices (in this Lease together referred to as “Lessor’s Lender”) shall have no liability or obligation to perform any of the obligations of Lessor under this Lease. Any Lender may elect to have this Lease and/or any Option granted hereby superior to the lien of Its Security Device by giving written notice thereof to Lessee, whereupon this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

30.2     Attornment Subject to the non-disturbance provisions of Paragraph 30.3. Lessee agrees to attorn to a Lender or any other party who acquires ownership of the Premises by reason of a foreclosure of a Security Device, and that In the event of such foreclosure, such now owner shall not: (i) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership; (ii) be subject to any offsets or defenses which Lessee might have against any prior lessor or (iii) be bound by prepayment of more than one (1) month’s rent

30.3     Non-Disturbance. With respect to Security Devices entered Into by Lessor after the execution of this Lease. Lessee’s subordination of this Lease shall be subject to receiving a commercially reasonable non-disturbance agreement (a “Non-Disturbance Agreement”) from the Lender which Non-Disturbance Agreement provides that Lessee’s possession of the Premises, and this Lease, including any options to extend the term hereof, will not be disturbed so long as Lessee is not in Breach hereof and attorns to the record owner of the Premises. Further, within sixty (60) days after the execution of this Lease, Lessor shall use Its commercially reasonable efforts to obtain a Non-Disturbance Agreement from the holder of any pre-existing Security Device which is secured by the Premises. In the event that Lessor is unable to provide the Non-Disturbance Agreement within said sixty (60) days, then Lessee may, at Lessee’s option, directly contact Lessor’s lender and attempt to negotiate for the execution and delivery of a Non-Disturbance Agreement

30.4     Self-Executing. The agreements contained in this Paragraph 30 shall be effective without the execution of any further documents; provided, however, that, upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of the Premises. Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any subordination, attornment and/or Non-Disturbance Agreement provided for herein.

31.     Attorneys’ Fees. If any Party or Broker brings an action or proceeding involving the Premises to enforce the terms hereof or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys’ fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or Judgment. The term. “Prevailing Party” shall include, without limitation, a Party or Broker who substantially obtains or defeats the relief sought, as the case may be. whether by compromise, settlement judgment, or the abandonment by the other Party or Broker of its claim or defense. The attorneys’ fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys’ fees reasonably incurred. In addition. Lessor shall be entitled to attorneys’ fees, costs and expenses incurred in the preparation and service of notices of Default and consultations In connection therewith, whether or not a legal action is subsequently commenced In connection with such Default or resulting Breach.

32.     Lessor’s Access; Showing Premises; Repairs. Lessor and Lessor’s agents shall have the right to enter the Premises at any time, In the case of an emergency, and otherwise at reasonable times for the purpose of showing the same to prospective purchasers, lenders, or lessees, and making such alterations, repairs, improvements or additions to (he Premises as Lessor may deem necessary. All such activities shall be without abatement of rent or liability to Lessee. Lessor may at any time place on the Premises any ordinary “For Sale” signs and Lessor may during the last six (6) months of the term hereof place on the Premises any ordinary “For Lease” signs. Lessee may at any time place on or about the Premises any ordinary “For Sublease” sign.

33.     Auctions. Lessee shall not conduct, not permit to be conducted any auction upon the Premises without Lessor’s prior written consent Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to permit an auction.

34.     Signs. Except for ordinary “For Sublease” signs, Lessee shall not place any sign upon the Premises without Lessor’s prior written consent All signs must comply with all Applicable Requirements.

35.     Termination; Merger. Unless specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lesser estate in the Promises; provided however, that Lessor may elect to continue any one or all existing subtenancies. Lessor’s failure within ten (10) days following any such event to elect to the contrary by written notice to the holder of any such lesser interest, shall constitute Lessor’s election to have such event constitute the termination of such interest

36.     Consents. Except as otherwise provided herein, wherever in this Lease the consent of a Party Is required to an act by or for the other Party, such consent shall not be unreasonably withheld or delayed. Lessor’s actual reasonable costs and expenses (including, but not limited to, architects*. attorneys’, engineers’ and other consultants’ fees) incurred in the consideration of. or response to, a request by Lessee for any Lessor consent. including, but not limited to. consents to an assignment a subletting or the presence or use of a Hazardous Substance, shall be paid by Lessee upon receipt of an Invoice and supporting documentation therefor. Lessor’s consent to any act, assignment or subletting shall not constitute an acknowledgment that no Default or Breach by Lessee of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically slated in writing by Lessor at the time of such consent The failure to specify herein any particular condition to Lessor’s consent shall not preclude the imposition by Lessor at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given. In the event that either Party disagrees with any determination made by the other hereunder and reasonably requests the reasons for such determination, the determining party shall furnish its reasons in writing and in reasonable detail within ten (10) business days following such request

37.     Guarantor.

37.1     Execution. The Guarantors, if any, shall each execute a guaranty in the form most recently published by the American Industrial Real Estate Association, and each such Guarantor shall have the same obligations as Lessee under this Lease.

37.2      Default. It shall constitute a Default of the Lessee if any Guarantor fails or refuses, upon request to provide: (a) evidence of the execution of the guaranty, including the authority of the party signing on Guarantor’s behalf to obligate Guarantor, and in the case of a corporate Guarantor, a certified copy of a resolution of Its board of directors authorizing the making of such guaranty, (b) current financial statements, (c) a Tenancy Statement or (d) written confirmation that the guaranty Is still in effect

38.     Quiet Possession. Subject to payment by Lessee of the Rent and performance of all of the covenants, conditions and provisions on Lessee’s part to be observed and performed under this Lease, Lessee shall have quiet possession and quiet enjoyment of the Premises during the term hereof.

39.     Options.

39.1     Definition. “Option” shall mean: (a) the right to extend the term of or renew this Lease or to extend or renew any lease that Lessee has on other property of Lessor (b)the right of first refusal or first offer to lease either the Premises or other property of Lessor; (c) the right to purchase or the right of first refusal to purchase the Premises or other property of Lessor.

39.2     Options Personal To Original Lessee. Each Option granted to Lessee in this Lease is personal to the original Lessee, and cannot be assigned or exercised by anyone other than said original Lessee and only while the original Lessee Is in full possession of the Premises and, if requested by Lessor, with Lessee certifying that Lessee has no intention of thereafter assigning or subletting.

39.3     Multiple Options. In the event that Lessee has any multiple Options to extend or renew this Lease, a later Option cannot be exorcised unless the prior Options have been validly exercised.

39.4     Effect of Default on Options.

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(a)     Lessee shall have no right to exercise an Option: (!) daring the period commenting with the giving of any notice of Default and continuing until said Default is cured, (ii) during the period of time any Rent Is unpaid (without regard to whether notice thereof is given Lessee). (iii) during the time Lessee is in Breach of this Lease, or (iv) in the event that Lessee has been given three (3) or more notices of separate Default, whether or not the Defaults are cured, during the twelve (12) month period immediately preceding the exercise of the Option.

(b)     The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee’s inability to exercise an Option because of the provisions of Paragraph 39.4(a).

(c)     An Option shall terminate and be of no further force or effect, notwithstanding Lessee’s due and timely exercise of the Option. if, after such exercise and prior to the commencement of the extended term. (i) Lessee falls to pay Rent for a period of thirty (30) days after such Rent becomes due (without any necessity of Lessor to give notice thereof), (ii) Lessor gives to Losses three (3) or more notices of separate Default during any twelve (12) month period, whether or not the Defaults are cured, or (iii) if Lessee commits a Breach of this Lease.

40.     Multiple Buildings. If the Premises are a part of a group of buildings controlled by Lessor. Lessee agrees that it will observe all reasonable rules and regulations which Lessor may make from time to time for the management, safety, and care of said properties. Including the care and cleanliness of the grounds and including the parking, loading and unloading of vehicles, and that Lessee will pay its fair share of common expenses Incurred in connection therewith.

41.     Security Measures. Lessee hereby acknowledges that the rental payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of the Promises. Lessee, its agents and invitees and their property from the acts of third parties.

42.     Reservations. Lessor reserves to itself the right, from time to time, to grant, without the consent or joinder of Lessee, such easements, rights and dedications that Lessor deems necessary, and to causal the recordation of parcel maps and restrictions, so long as such Basements, rights. dedications, maps and restrictions do not unreasonably Interfere with the use of the Premises by Lessee. Lessee agrees to sign any documents reasonably requested by Lessor to effectuate any such easement rights, dedication, map or restrictions..

43.     Performance Under Protest. If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment “under protest” and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or arty part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay.

44.     Authority. If either Party hereto Is a corporation, trust, limited liability company, partnership, or similar entity, each individual executing this Lease on behalf of such entity represents and warrants that he or she Is duly authorized to execute and deliver this Lease on its behalf. Each Party shall, within thirty (SO) days altar request, deliver to the other Party satisfactory evidence of such authority.

45.     Conflict. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

46.     Offer. Preparation of this Lease by either Party or their agent and submission of same to the other Party shall not be deemed an offer to tease to the other Party. This Lease is not Intended to be binding until executed and delivered by all Parties hereto.

47.     Amendments. This Lease may be modified only in writing, signed by the Parties in interest at the time of the modification. As long as they do not materially change Lessee’s obligations hereunder. Lessee agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by a Lender in connection with the obtaining of normal financing or refinancing of the Premises.

48.     Multiple Parties. If more than one person or entity is named herein as either Lessor or Lessee, such multiple Parties shall have joint and several responsibility to comply with the terms of this Lease.

49.     Mediation and Arbitration of Disputes. An Addendum requiring the Mediation and/or the Arbitration of all disputes between the Parties and/or Brokers arising out of this Lease is ☐ is not ☒ attached to this Lease.

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION! CONTAINED HEREIN. AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HERE8Y AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED. THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

ATTENTION: NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION OR BY ANY BROKER AS TO THE LEGAL SUFFICIENCY. LEGAL EFFECT. OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION TO WHICH IT RELATES. THE PARTIES ARE URGED TO:

1. SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE.

2. RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES, SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES. THE ZONING OF THE PREMISES, THE STRUCTURAL INTEGRITY. THE CONDITION OF THE ROOF AND OPERATING SYSTEMS. AND THE SUIT ABILITY OF THE PREMISES FOR LESSEE’S INTENDED USE.

WARNING: IF THE PREMISES IS LOCATED IN A STATE OTHER THAN CALIFORNIA, CERTAIN PROVISIONS OF THE LEASE MAY NEED TO BE REVISED TO COMPLY WITH THE LAWS OF THE STATE IN WHICH THE PREMISES IS LOCATED.

The Parties hereto have executed this Lease at the place and on the dates specified above their respective signatures.

Date: 12/14/15	Date: 12/9/15
Time: 1:15PM	Time: 5.31 PM
By LESSOR:	By LESSEE:
SFC Leasing. LP,	Serenity Wellness Growers. LLC,
a Nevada limited liability company	A Nevada Limited liability company
by:		by:
Name Printed:	Charles Urata	Name Printed:	Benjamin J. Sillitoe
Title:	General Partner	Title:	Member
Address:	3430 Luyung Drive	Address:	120 W. Flamingo Rd. #4188
	Rancho Cordova, CA 95742		Las Vegas NV 89147
Telephone:	(016) 638-5364	Telephone:	(202) 572-9130
Facsimile:	(916)	Facsimile:	( )
Email:	Charlie@urataconcrete.com and Kelly@urataconcrete.com	Email:	bensillitoe@yahoo.com
Federal ID No.		Federal ID No.	61-1742277

NOTE:

These forms are often modified to meet the changing requirements of law and industry needs. Always write or call to make sure you are utilizing the most current form: AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION. 700 So. Rower Street Suite 600. Los Angeles. California 90017. (213) 687-8777. Fax No. (213)687-8616

Initials	Initials

© 1997 - American industrial Real Estate Association	FORM STN-6-2/97E

Addendum One

This Addendum One and Exhibits thereto (this “Addendum One) are attachment to that certain lease dated December 3. 2015 (the “Lease”) by and between SFC Leasing. L.P. a California limited partnership (“Lessor”) and Setenity Wellness Growers, LLC, a Nevada limited liability company (“Lessee”),

Terms

In consideration of the mutual promises, provisions, terms, and conditions herein contained, the Parties hereby agree to the following additional provisions of the Lease. In the event of any inconsistencies or conflicts between the Lease and Addendum One the provisions of the Addendum shall prevail.

50.

Base Rent Schedule – Pursuant to Section 1.5 of the Lease, the monthly Base Rent shall be payable from Lessee to Lessor in accordance with the following schedule (any partial months shall be prorated based on the actual days in such month);

January 11 2016 - January 31 2016:	~~$11,900.00 NNN~~
February 1 2016 - December 31, 2016:	$22.000.00 per month NNN
January 1 2017 - December 31 2017:	$22.000.00 per month NNN
January 1 2018 - December 31 2018:	$22.880.00 per month NNN
January 1 2019 - December 31 2019:	$23.795.00 per month NNN
January 1 2020 - February 28 2021:	$24.717.00 per month NNN

51

Option to Purchase – Lessor grants Leasee the option to purchase the Premises, at any time between January 15th 2016 and August 15th 2016 subject to the Option to Purchase Lease Rider dated of even date herewith by and between Lessor and Lessee.

52.

Option to Extend Term – Per Section 1.3 and 3, Lessee shall have the option to extend the term of this Lease for one (i) period of five (5) years (the “Extended Term”). Lessee shall exercise any such option by delivering written notice to Lessor, of its intention to extend the term pursuant to such option no lose than one hundred and eighty days prior to the commencement of the proposed Extended Term. If the option is so exercised. The Extended Term shall expire five {5) years following the end of the immediately preceding term. Upon such notification by Lessee, Lessor and Leasee shall execute an appropriate memorandum acknowledging the extension of the term of this Lease. All of the terms and provisions of this Lease shall continue in full force and effect during any such extension period, except that the Base Rent payable by Lessor during the extension period(s), if exercised, shall as set forth below.

March 1 2021 - February 28 2022:	$25.489.00 per month NNN
March 1 2022 - February 28 2023:	$26.254.00 per month NNN
March 1 2023 - February 29 2024:	$27.041.00 per month NNN
March 1 2024 - February 28 2025:	$28,683.00 par month NNN
March 1 2025 - February 28 2026:	$29.549.00 per month NNN

53.

Payment of Base Rent and Security Deposit – The Initial Security Deposit shall be Fifty Thousand Dollars ($50,000) to be payable upon Tenant’s execution hereof and shall be refundable to Lessee until January 11th 2016 and if tenant does not cancel the Lease on or before January 11”. 2016 as provided for herein, the deposit shall become nonrefundable to Lessen as sot form herein. Upon Lesson’s waiver of the Lease Cancellation Right and Lessee’s desire to use the Premises as set forth herein, Lessee shall: (i) pay the Base Rent payable of $14,903.00 for the period from January 11th 2016 through January 31 2016: and (II) deposit an additional One Hundred Thousand Dollars ($100,000) with Lessor for a total Security Deposit equal to One Hundred and Fifty Thousand Dollars ($150,000). Any unused portion of the One Hundred and Fifty Thousand Dollar ($150.000) Security Deposit shall be applicable to the Purchase Price in the event the Lessee exercises the Option to Purchase as provided for herein.

54.

Acceptance of Premises – Other than Lessor’s Warranty per section 63 hereof. Lessee shall accept the Premises in an “as-is” condition. Lessor shall not be responsible for any improvement and Lessor does not make any warranty or representations as to the condition thereof.

55.

Improvements – Lessee shall be responsible for causing any and all required improvements to the Promises. Lessor will cooperate with Lessee, at no cost to Lessor. related to assisting Lessee in processing any permits requited for Lessee’s required improvements.

56.

Use – Notwithstanding the provisions herein contained. Lessee shall be allowed to occupy the Premises as of the Start Date however. Lessee shall not be allowed to operate its business or otherwise cause any improvements to or fixturize the Premises in any way until Lessee has waived the Lease Cancellation Right and Lessee has deposited the additional portion of the Security Deposit as set forth herein. Additionally. Lessee shall lake any and all actions necessary, at Lessee’s sale cost and expense, to adhere to any and all state and local requirements as it relates to operating Lessee’s business.

57.

Hazardous Waste and Materials – Lessee agrees to Indemnify and hold harmless the Lessor from any and ail claims, damages, fines. judgments, penalties, costs, liabilities or losses (including, without limitation, any all sums paid for settlement of claims, attorneys’ fees, consultant and expert lees) arising during or after the Lease Term from or in connection with the presence or suspected presence of Hazardous Substances in or on the Property, provided the hazardous Substances are present due to direct or indirect actions of Lessee. Lessee’s agents, employees, contractors or invitees. Without limitations of the foregoing, this indemnification shall include any and all costs incurred due to any investigation of the site or any clean-up, removal or restoration mandated by a Federal, slate or local agency or political subdivision. This indemnification shall specifically include any and all costs due to Hazardous Substances which flow, diffuse, migrate or percolate into, onto or under the Properly after the Lease Terms commences, c) Lessee’s Covenants. Lessee shall not engage in any activity on or about the Property that violates any Environmental Law. and shall promptly, at Lessee’s sole cost and expense, take all Investigator and/or remedial action required or ordered by any governmental agency or Environmental Law for cleanup and removal or any contamination involving any Hazardous Material created or caused directly or indirectly by Lessee.

58.

Lease Cancellation Right – Lessor acknowledges and agrees that Lesson is in the process of seeking and must obtain any and all governmental approvals for the operation of Lessee’s business consistent with the Agreed Use including, without limitation, all zoning and use permit approvals, all business licenses and all state issued certificates necessary for the Agreed Use. If Lessee is unable to obtain all of “he desired approvals, on or before January 11th, 2016. Lessee may terminate this Lease with written notice delivered to Lessor on or before January 11th 2016. Provided Lessee has provided the required termination notice, the initial Fifty Thousand Dollar ($50.000) portion of the Security Deposit shall be refunded to Lessee. Lessee shall return Possession of the Premises to Lessor in a condition consistent with this Lease, and neither Lessor nor Lessee shall have any further right or obligate; under this Lease. If Lessee shall fail to exercise or waives in writing such termination as specified herein on or before January 11th 2016, this Lease shall continue and Lessee snail be obligated as set forth in this Lease. Lessor agrees during the Lease to cooperate with Lessee in good faith to effectuate the foregoing rights and benefits of Lessee at no cost in Lessor. including without limitation, executing any and all documents required therefor. Lessee reserves the right to waive the Cancellation Right, by delivering a written waiver to Lesser at any time prior to January 11th, 2016.

59.

Certificates of Insurance – Lessee shall provide, upon execution of Lease Agreement and prior to occupying the Properly, a Certificate of insurance for $3.000.000.00 minimum coverage with Lessor as Additional Insured as stated in Section 8.2 (a).

60.

Returned Rent Checks/Non-Sufficient Funds – Notwithstanding the provisions set forth in Section 13.3. LATE CHARGES, and Section 13.4. INTEREST on past one obligations, of the Lease, the following shall take place in the event Lessees monthly rent check is returnee to Lessor due to non-sufficient funds:

Initials

First Occurrence: In the event that Lessee’s monthly rent check is returned to Lessor due to non-sufficient funds. Lessee shall be required to submit said funds to Lessor in the form of a cashier’s check. Said cashier’s check shall include, but not be limited to all late charges incurred by Lessee and any bank fees incurred by Lessor.

Second Occurrence - In the event that Lessee’s monthly rent check is returned to Lessor due to non-sufficient funds. Lessee shall be required, for the remainder of the Lease Term, to pay Lessor said monthly rent in the loom of a cashers check.

61.

Utilities/Services – Lessor shall pay for any and all utility service costs that have occurred from the date hereof up to the Commencement Date of this Lease. Lessee shall be required to contract and pay for the separate metered utilities and other services to the Premises directly to the appropriate service provider to include but not limited to personal, phone. electrical. gas, internet service, pest control service, and any other utility services required by Lessee.

62.

Payments Upon Execution – Lessee shall pay 10 Lessor concurrent with the execution hereof an amount equal to $50,000.00 payable to Lessor, which shall serve as the initial Security Deposit ($50,000.00).

63.

Base Rental Abatement – The Base Rent shall be abated during the months of March 2016 and April 2016 during the initial Lease Term and April 2021 during the Extended Term. Lessee shall remain responsible for payment of all other costs and expenses as outlined in the Lease.

64.

Lessor’s Warranty – Lessor shall warrant that the HVAC. evaporative coolers, electrical, roof, plumbing, mechanical. roll-up doors, and fire sprinkler system are in good working order at the Commencement Date (subject to any damage suffered as a result of Lessee’s negligence).

65.	Access – Lessee shall be granted twenty-four (24) hour, seven (7) day per week. fifty-two (52) weeks per year access to the Premises.

66.

Signage – All costs associated with the design, purchase. installation and maintenance of signage will be Lessee’s sole responsibility and expense. Lessee shall submit it sign criteria and design prior to installation for Lessor’s written approval, which shall not be unreasonably withheld or delayed.

67.

HVAC Maintenance – Pursuant to Section 7.1(b) of the Lease. Lessee shall provide Lessor. within a period at thirty (45) days of its occupancy of the Premises, with evidence that it has entered into a preventative maintenance contract with a licensed heating and air conditioning contractor. At a minimum, said contractor shall maintain the evaporative coolers and HVAC systems within the Premises two (2) times per year (Spring & Fall) for the duration of the Term. Lessee agrees to change the filters for the office HVAC system every sixty (60) days in order to prevent damage to the units.

68.

Estimated NNN Expenses – In the event Lessee does not timely contract and pay for any of the required maintenance agreements and/or utilities servicing the Premises, and/or if Lessee does not timely pay for the Real Property Taxes per section 10, and/or reimburse Lessor for the Property insurance premiums per section 8, Lessor shall have the right to estimate a budget for the NNN expenses (including but not limited to. Property Insurance premiums per Section 8. Real Property Taxes per Section 10, Utilities not separately metered, market property management fees, and Common Area Maintenance/Association Fees (if applicable) for the calendar year. The estimated NNN expenses shall be paid by Lessee to Lessor monthly during each 12-month period of the Original Term, on the same day as the Base Rent is due hereunder. Lessor shall deliver to Lessee within 60 days after the expiration of each calendar year a reasonably detailed statement showing the actual NNN Expenses incurred during the preceding year. If Lessee’s payments under this Paragraph 67 during the preceding year exceed the actual NNN Expenses as indicated on such statement. Lessee shall be credited the amount of such over-payment against Lessee’s Estimated NNN Expenses next becoming due. If Lessee’s payments under this Paragraph 67 during the preceding year were less than the actual NNN Expenses as indicated on such statement. Lessee shall pay to Lessor the amount of the deficiency within 10 days after delivery by Lessor to Lessee of the statement. If Lessor, in its reasonable opinion and option, estimates that the actual NNN Expenses will be significantly greater than or less than the then current Estimated NNN Expenses, Lessor may adjust the Est mated NNN Expenses to an amount in accordance with the most recent annual estimate.

69.

Lessor’ access – Notwithstanding the provisions of section 32 herein. Lessor snail provide Lessee with no less than forty eight (48) hour prior notice for non-emergency access and shall provide prior telephonic and/or email notice in the case of an emergency.

70.	Notices – Notwithstanding the provisions of section 23 herein, any Notice shall also be sent to:

71.	Subletting – Notwithstanding the provisions set forth in Section 12 of the Lease. Lessee shall be allowed to sublease the Premises to any amity Serenity Wellness Growers is affiliated with.

72.	Rent Payments – The payment of Rent to payable to Lessor and due on the first (1”) day of each month without notice from Lessor.

73.

Counterparts – This Lease may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties hereto and delivered to the other.

74.

Telecopy Execution and Delivery – A email transmission of this Lease may be executed by one or more Parties hereto and an executed copy may be delivered by one or more Parties by email transmission pursuant to which the signature of on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any Party, all Parties agree to execute an original of this Lease as wall as any facsimile, email transmission or other reproduction hereof.

75.

Not an Offer – Preparation of this Lease by Lessor or Lessor’s agent and submission of some to Lessee shall not be deemed an offer to Lessee to lease. This Lease shall become effective and binding upon the parties hereto only upon mutual execution by both parties Lessee shall be aware that Lessor’s customary practice is nut to reserve the space, which is the subject of this Lease until such time as this Lease has been fully executed by both parties. As a result. Lessor may have made or subsequently may make other proposals on the space, which is the subject of this Lease

Initials

Exhibit “A”

Parcel Map

Initials

Exhibit “B”

First Floor Building Plan
(for depiction purposes only)

Initials

Option to Purchase Lease Rider

This Option to Purchase Lease Rider (“Option to Purchase”) is an attachment to that certain Lease dated December 3, 2015 entered into by and between SFC Leasing, LP. a California limited partnership (“Lessor”) and Serenity Wellness Growers. LLC, a Nevada limited liability company (“Lessee”), Lessor shall grant Lessee the right to purchase the approximate 22,000 square foot industrial office/warehouse building located at 203 E Mayflower. North Las Vegas, Nevada 89030 (“Premises’’) under the following terms and conditions:

1.	Purchase Price - The Purchase Price shall be: Three Million and 00/100’s Dollars ($3,000,000).

2.	Closing - At any time during the period beginning with January 15th 2016 and August 15th2016, with the required Closing Notice hereunder.

3.

Closing Notice - Lessee shall give Lessor a minimum of thirty (30) days advance written notice prior to the Closing date. Upon receipt of said notice, Lessor shall cause a standard purchase agreement to be prepared inclusive of the terms contained herein. The Parties agree to execute the standard purchase agreement and open escrow within ten (10) days after Lessee’s notice.

4.

Condition of Premises Purchased - Purchaser is purchasing the Building in an “as-is” condition, without warranty, express, implied or statutory including, without limitation, any warranty of merchantability or fitness for a particular purpose. Nor shall Seller otherwise be liable for the condition of the Building. Purchaser shall rely solely on Purchaser’s own inspection and examination of the Building and not on any representations or warranties of Seller.

5.	Seller’s Obligations at Closing - At the Closing, Seller shall deliver, or cause to be delivered, to Purchaser the following:
(a)

Grant Bargain and Sale Deed. Seller shall execute and deliver to Escrow Agent for recording a Grant, Bargain and Sale Deed in form and substance reasonably satisfactory to Purchaser, fully executed and acknowledged by Seller, conveying the Building to Purchaser;

(b)

Owner’s Title Policy. Seller shall cause the Escrow Agent to issue and deliver to Purchaser a standard coverage owner’s policy of title insurance (“Owner’s Standard Title Policy”) in the amount of the Purchase Price, insuring that Purchaser is owner of the Building subject only to such matters as would be deemed reasonable exceptions to title (excluding rights of parties in possession and unrecorded easements). In the event the Purchaser desires to upgrade the owner’s policy above the Owner’s Standard Title Policy, the Purchaser shall pay for the increased costs related to the increased coverage including the cost of an ALTA survey if required;

6.

Good and Marketable Title. Seller shall deliver to Purchaser good and marketable title to the Premises free and clear of any lien or encumbrance (other than the Permitted Exceptions, governmental liens, and any liens caused by Lessee).

7.

Other Instruments. Seller shall execute and deliver such other documents as are customarily executed in the State of Nevada in connection with the conveyance of real property, including all required closing statements, releases, affidavits, evidences of authority to execute the documents and any other instruments.

8.	Purchaser’s Obligations at Closing
(a)	Payment of Purchase Price. At the Closing. Purchaser shall pay the Purchase Price in cash;
(b)

Other Instruments. Purchaser shall execute and deliver such other documents as are customarily executed in the State of Nevada in connection with the conveyance of real property, including all required closing statements, releases, affidavits, evidences of authority to execute the documents, and any other instruments that may reasonably be required by the Escrow Agent

9.

Prorations - All real estate taxes relating to the Building for the year of the Closing shall be prorated as of the date of Closing between Seller and Purchaser. Purchaser shall take title to the Building subject to any outstanding unpaid governmental assessments. If the amount of taxes for that year are not known at the time of Closing, the prorations shall be based on an estimate of the taxes for the year of Closing, and when the tax information becomes available, Seller or Purchaser may request reimbursement from the other party for any excess amount charged to that party at the Closing. Likewise, any other amounts normally prorated between Seller and Purchaser, if any, shall be prorated between Seller and Purchaser as of the date of Closing.

10.	Closing Costs - Seller and Purchaser each agree to pay the following costs at the Closing:
(a)

Paid by Seller. Seller agrees to pay the cost of preparing the Grant, Bargain and Sale Deed; the premium for the Owner’s Title Policy; the Commission, the real property transfer taxes or documentation taxes; the cost of preparing and recording any releases and other documents necessary to convey the Property in accordance with this Agreement; one-half (1/2) of any escrow or closing fee charged by the Escrow Agent; Seller’s attorney’s fees, and any other similar closing costs customarily paid by a seller of real property.

(b)

Paid by Purchaser. Purchaser agrees to pay the recording fee for the Grant, Bargain and Sale Deed; one-half (1/2) of any escrow or closing fee charged by the Escrow Agent; Purchaser’s attorney’s fees and any other similar closing costs customarily paid by a purchaser of real property.

Lessor Initials		Lessee Initials

11.

Brokers - In the event Lessee or an affiliated party purchase the Premises, Seller shall pay a real estate broker’s commission, through escrow at closing thereof, payable to the Brokers as listed in the Lease in an amount equal to five percent (5%) of the Purchase Price (less any unearned leasing commission). Purchaser and Seller agree to indemnify and hold harmless one another from all loss, damage, cost, expense and liability relating to any claim for a commission by any other person or entity with respect to this transaction, claiming by, through or under one another. Seller and Purchaser represent and warrant that no other broker(s), other than the above named, have been involved in this transaction and no other broker(s), other than the above named, are entitled to a commission.

12.

Section 1031 Exchange - The Parties hereby agree to cooperate with the other party in a tax-deferred exchange should either party so elect. The affecting Party hereby agrees to indemnify the other Party from any and all costs, taxes, assessments and/or liability that may be proximately caused by such tax-deferred exchange. In the event either Party affects a tax-deferred exchange, such exchange shall not otherwise delay the Closing nor shall the other Party be required to take title to any property so as to accommodate the other Party’s exchange.

13.	Escrow - The Parties agree to use Michele Seibold, or other mutually agreeable officer, of First American Title Insurance Company 2490 Paseo Verde Parkway, Suite 100 Henderson, Nevada 89074.

Date: 12/14/15	Date: 12/9/15
Time: 1:04 PM	Time: 5.31 PM
By LESSOR:	By LESSEE:
SFC Leasing. LP,	Serenity Wellness Growers. LLC,
a Nevada limited liability company	A Nevada Limited liability company

by:	by:

Name Printed:	Charles Urata	Name Printed:	Benjamin J. Sillitoe
Title:	General Partner	Title:	Member
Address:	3430 Luyung Drive	Address:	10120 W. Flamingo Rd. #4188
	Rancho Cordova, CA 95742		Las Vegas NV 89147
Telephone:	(916) 638-5364	Telephone:	(202) 572-9730
Facsimile:	(916)	Facsimile:	( )
Email:	Charlie@urataconcrete.com and Kelly@urataconcrete.com	Email:	bensillitoe@yahoo.com

Lessor Initials		Lessee Initials

First Amendment to STANDARD INDUSTRIAL/COMMERCIAL SINGLE-TENANT LEASE - NET

This First Amendment to Standard Industrial/Commercial Single-Tenant Lease - Net (this “First Amendment”) is made January 12, 2016 by and between SFC Leasing. LP. a California limited partnership (“Lessor”) and Serenity Wellness Growers. LLC, a Nevada limited liability company (“Lessee”).

RECITALS

Lessor and Lessee entered into a written lease agreement and Option to Purchase Lease Rider dated December 3, 2015 (the “Lease”) for the lease of approximately 22,000 square feet located at 203 E. Mayflower Avenue, North Las Vegas, Nevada 89030 (the “Premises”). Lessee has paid the Initial Security Deposit of Fifty Thousand Dollars ($50,000) and has waived the Lease Cancellation Right.

TERMS

In consideration of the mutual agreement of said Lease herein contained, the Parties hereby agree to modifications of the Lease so illustrated in this First Amendment:

Term: Per Section 1.3 of the Lease, the Lease Term shall commence on January 15, 2016 and shall expire on February 28, 2021.

Payment of Base Rent and Security Deposit: Lessee shall: (i) pay the Base Rent payable of $11.000.00 for the period from January 15th 2016 through January 31 2016; and (ii) deposit an additional Fifty Thousand Dollars ($50,000) with Lessor no later than January 15th 2016 and an additional Fifty Thousand Dollars ($50,000) with Lessor no later than February 15th 2016 for a total Security Deposit equal to One Hundred and Fifty Thousand Dollars ($150,000). Any unused portion of the One Hundred and Fifty Thousand Dollar ($150,000) Security Deposit shall be applicable to the Purchase Price in the event the Lessee exercises the Option to Purchase as provided for herein

Ratification: Except as herein modified, the Lease shall remain in full force and effect and any and all payments currently due under the Lease shall continue to be due until the new rental payments commence pursuant to the revised terms, as herein provided.

Counterparts: This First Amendment may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties hereto and delivered to the other.

Telecopy Execution and Delivery: A facsimile or email transmission of this First Amendment may be executed by one or more parties hereto, and an executed copy of this agreement may be delivered by one or more parties by facsimile or email transmission pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party, all parties agree to execute an original of this agreement as well as any facsimile, email transmission or other reproduction hereof.

Capitalized Terms: The capitalized terms contained herein shall have the same meanings as defined in the Lease.

In witness hereof, this First Amendment has been executed by the Parties as of the date first written above.

LESSOR:	LESSEE:
SFC Leasinq. LP. a California limited partnership	Serenity Wellness Growers, LLC, A Nevada limited liability company

By:	By:

Its: Manager	Print Name: Benjamin J. Sillitoe

Date: 1-12-2016	Its: Member

Date: 1/12/2016

Second Amendment to STANDARD INDUSTRIAL/COMMERCIAL SINGLE-TENANT LEASE - NET

This Second Amendment to Standard Industrial/Commercial Single-Tenant Lease - N et (this “ Second Amendment”) is made August 22. 2016 by and between SFC Leasing. LP, a California limited partnership (“Lessor”) and Serenity Wellness Growers. LLC, a Nevada limited liability company (“Lessee”).

RECITALS

Lessor and Lessee entered into a written lease agreement and Option to Purchase Lease Rider dated December 3, 2015 for the lease of approximately 22,000 square feet located at 203 E. Mayflower Avenue, North Las Vegas, Nevada 89030 (the “Premises”) and subsequent First Amendment dated January 12, 2016 referred to as the First Amendment (collectively the “Lease”).

TERMS

In consideration of the mutual agreement of said Lease herein contained, the Parties hereby agree to modifications of the Lease so illustrated in this Second Amendment:

Base Rent Schedule: Pursuant to Section 1.5 of the Lease and Section 50 of Addendum One, Lessee has requested Lessor to modify the monthly Base Rent Schedule as a material concession to Lessee. Lessor and Lessee have agreed to the following modified monthly Base Rent Schedule:

September 1 2016-December 31, 2016: January 1 2017-December 31 2017: January 1 2018-December 31 2018: January 1 2019-December 31 2019: January 1 2020 - February 28 2021:	$14,000.00 per month NNN $18,000.00 per month NNN $21,500.00 per month NNN $25,000.00 per month NNN $29,000.00 per month NNN

The above modified monthly Base Rent Schedule is applicable provided that Lessee shall not be in Breach of the Lease at any time during the Lease Term. In the event Lessee is in Breach of the Lease at any time during the Lease Term, Lessee shall owe Base Rent to Lessor as though the original Base Rent Schedule was never modified and the monthly Base Rent due in Section 50 of Addendum One commencing from September 1, 2016 shall be applicable including any and all Late Fees and Interest due per Sections 13.3 and 13.4 of the Lease.

Ratification: Except as herein modified, the Lease shall remain in full force and effect and any and all payments currently due under the Lease shall continue to be due until the new rental payments commence pursuant to the revised terms, as herein provided.

Counterparts: This Second Amendment may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties hereto and delivered to the other.

Telecopy Execution and Delivery: A facsimile or email transmission of this Second Amendment may be executed by one or more parties hereto, and an executed copy of this agreement may be delivered by one or more parties by facsimile or email transmission pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party, all parties agree to execute an original of this agreement as well as any facsimile, email transmission or other reproduction hereof.

Capitalized Terms: The capitalized terms contained herein shall have the same meanings as defined in the Lease.

In witness hereof, this Second Amendment has been executed by the Parties as of the date first written above.

LESSOR: SFC Leasing, LP, a California limited partnership	LESSEE: Serenity Wellness Growers, LLC, A Nevada limited liability company

By:	By:

Its: Manager	Print Name: Debra Freeman

Date: 8/25/16	Its: Manager

Date: August 25, 2016

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